Exhibit 10.3

Purchase and Sale Agreement

THIS AGREEMENT (this “Agreement”) is executed as of March 11, 2015 (the “Effective Date”), by and among TNP SRT OSCEOLA VILLAGE, LLC, a Delaware limited liability company (“Kissimmee Seller”), SRT CONSTITUTION TRAIL, LLC, a Delaware limited liability company (“Normal Seller”), and TNP SRT AURORA COMMONS, LLC, a Delaware limited liability company (“Aurora Seller”, and together with Kissimmee Seller, Normal Seller, collectively “Seller”), and SGO RETAIL ACQUISITIONS VENTURE, LLC a Delaware limited liability company (“Buyer”).

RECITALS:

A.         (i) Kissimmee Seller is the owner of the fee simple interest in the Kissimmee Property (defined below), (ii) Normal Seller is the owner of the fee simple interest in the Normal Property (defined below), and (iii) Aurora Seller is the owner of the fee simple interest in the Aurora Retail Property (defined below) and the Aurora Office Property (defined below).

B.         Seller desires to sell the Kissimmee Property, Normal Property, Aurora Retail Property and Aurora Office Property to Buyer, and Buyer desires to purchase such Properties, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Buyer and Seller agree as follows:

Article 1

Purchase and Sale

1.1         Agreement of Purchase and Sale. Subject to the terms of this Agreement, Seller agrees to sell and Buyer agrees to purchase all of the Properties, comprised of the Real Property, the Improvements, the Tangible Personal Property, the Leases and the Intangible Property (as such terms are defined below).

1.2         Definition of “Properties”. For all purposes hereof, the “Properties” shall be deemed to include the following real and personal property assets:

(a)         Real Property. (i) The land located in Aurora, Ohio and legally described on Exhibit A-1 hereto (“Aurora Retail Real Property”), together with the buildings, fixtures and other physical improvements thereon, commonly known as 300-376 Aurora Commons Circle (“Aurora Retail Improvements”), (ii) the land located in Aurora, Ohio and legally described on Exhibit A-2 hereto (“Aurora Office Real Property”, together with the buildings, fixtures and other physical improvements thereon, commonly known as 251 West Garfield Road (“Aurora Office Improvements”), (iii) the land located in Normal, Illinois and legally described on Exhibit A-3 hereto (“Normal Real Property”), together with the buildings, fixtures and other physical improvements thereon, commonly known as 1710-1730 Bradford Lane (“Normal Improvements”), and (iv) the land located in Kissimmee, Florida and legally described on Exhibit A-4 hereto (“Kissimmee Real Property”), together with the buildings, fixtures and other physical improvements thereon commonly known as 3020-3086 Dyer Blvd (“Kissimmee Improvements”), (the Aurora Retail Real Property, the Aurora Office Real Property, the Normal Real Property, the Kissimmee Real Property are referred to, collectively, as the “Real Property,” and the Aurora Retail Improvements, the Aurora Office Improvements, the Normal Improvements, the Kissimmee Improvements are referred to, collectively, as the “Improvements”).

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(b)         Tangible Personal Property. Seller’s interest in all tangible personal property located on the Real Property or within the Improvements, and used exclusively in connection with the ownership, use, maintenance or operation of the Real Property and the Improvements (the “Tangible Personal Property”);

(c)         Leases. All leases and licenses for the lease and occupancy of space on the Real Property or within the Improvements listed on Exhibit B-1 (“Aurora Retail Leases”), Exhibit B-2 (“Aurora Office Leases”), Exhibit B-3 (“Normal Leases”), and Exhibit B-4 (“Kissimmee Leases”), in each case including any deposits relating to such Leases held by Seller and not applied to the tenant’s obligations as of the date of Closing (defined below) (the Aurora Retail Leases, the Aurora Office Leases, the Normal Leases and the Kissimmee Leases are referred to, collectively, as the “Leases”);

(d)         Service Contracts. All assignable contracts and agreements relating to the upkeep, repair, maintenance or operation of the Real Property, the Improvements or the Tangible Personal Property or other property used in connection with the operation of the Real Property and Improvements, which are set forth on Exhibit C-1 (“Aurora Retail Service Contracts”), Exhibit C-2 (“Aurora Office Service Contracts”), Exhibit C-3 (“Normal Service Contracts”), and Exhibit C-4 (“Kissimmee Service Contracts”), attached hereto, and which Buyer elects to assume prior to the Closing Date or is obligated to assume pursuant to the terms hereof (the Aurora Retail Service Contracts, the Aurora Office Service Contracts, the Normal Service Contracts and the Kissimmee Service Contracts are referred to, collectively, as the “Service Contracts”); and

(e)         Intangible Property. All assignable existing warranties and guaranties (express or implied) issued to Seller in connection with the Improvements or the Tangible Personal Property; (ii) all transferable names, marks, logos and designs, used in the operation or ownership of the Real Property, the Improvements or the Tangible Personal Property or any part thereof, if any; (iii) all transferable licenses, franchises, entitlements and permits owned by Seller and used in or relating to the ownership, occupancy or operation of the Real Property, the Improvements or the Tangible Personal Property or any part thereof; (iv) Seller’s tradenames used in connection with the Real Property and the Improvements; and (v) all studies and reports, promotional materials, surveys, building plans and property records, including lease files, possessed or controlled by Seller and used exclusively in connection with the Real Property and the Improvements (the Service Contracts and the items described in clauses (i)-(v) are, collectively, the “Intangible Property”).

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1.3         Property and Related Definitions. The Aurora Retail Real Property, the Aurora Retail Improvements, the Tangible Personal Property associated with the Aurora Retail Real Property and Improvements, the Aurora Retail Leases and the Intangible Property associated with the Aurora Retail Real Property and Improvements are collectively called the “Aurora Retail Property”; the Aurora Office Real Property, the Aurora Office Improvements, the Tangible Personal Property associated with the Aurora Office Real Property and Improvements, the Aurora Office Leases and the Intangible Property associated with the Aurora Office Real Property and Improvements are collectively called the “Aurora Office Property”; the Normal Real Property, the Normal Improvements, the Tangible Personal Property associated with the Normal Real Property and Improvements, the Normal Leases and the Intangible Property associated with the Normal Real Property and Improvements are collectively called the “Normal Property”; and the Kissimmee Real Property, the Kissimmee Improvements and the Tangible Personal Property associated with the Kissimmee Real Property and Improvements, the Kissimmee Leases and the Intangible Property associated with the Kissimmee Real Property and Improvements are collectively called the “Kissimmee Property”. The Aurora Retail Property, the Aurora Office Property, the Normal Property and the Kissimmee Property are sometime referred to individually as a “Property” and collectively as the “Properties.”

Article 2

Purchase Price and Deposit

2.1         Purchase Price. The purchase price (“Purchase Price”) for the Properties is Fifty-Three Million Six Hundred Thousand and No/100ths Dollars ($53,600,000.00), payable as provided below. The allocation of the Purchase Price among such Properties shall be as set forth on Schedule 2.1 attached hereto (as to each such Property or interest, the Allocated Purchase Price”).

2.2         Intentionally Omitted.

2.3         New Loan. Buyer intends to finance a portion of the cash portion of Purchase Price through a new loan in an amount not to exceed Thirty-Four Million and No/100ths Dollars ($34,000,000.00) (the “New Loan”) which will encumber the Properties.

2.4         Payment of Cash Portion of Purchase Price. The cash portion of the Purchase Price, increased or decreased by prorations and adjustments as provided herein, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Buyer and Escrow Agent (defined below) prior to the Closing.

2.5         Deposit. No later than two (2) business days after the Effective Date, Buyer shall deposit with First American Title Company (the “Escrow Agent”) cash in the amount of One Hundred Dollars ($100) (the “Deposit”). If the Closing hereunder occurs, the Deposit will be applied towards payment of the Purchase Price. Escrow Agent shall hold and dispose of the Deposit in accordance with Article 9 hereof.

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2.6         Consideration. The Deposit shall be nonrefundable in all cases and, regardless of whether the transaction hereunder closes, the entire Deposit shall be paid to Seller (at Closing or upon any earlier termination of this Agreement) as independent consideration to support Seller’s obligations under this Agreement. In addition, Seller acknowledges that (a) in performing its due diligence investigation of the Properties, Buyer will incur expenses, and such expenses also constitute good, valuable and sufficient consideration for this Agreement, and (b) Buyer would not have entered into this Agreement without having the opportunity to perform such investigations and without having the right to terminate this Agreement in accordance with the provisions hereof. Accordingly, in addition to the $100 referenced above, separate consideration exists to support Seller’s obligations hereunder notwithstanding Buyer’s right to terminate this Agreement as provided herein.

2.7         Intentionally Omitted.

2.8         Issuance of Membership Interests in Buyer. It shall be a condition to Seller’s obligation to consummate the transaction hereunder that the following membership interests in Buyer shall be authorized, and on or before the Closing, shall be issued to SRT and Glenborough, as applicable, and outstanding:

2.8.1         SRT Membership Interest. A nineteen percent (19%) membership interest in Buyer, issued to Strategic Retail Trust, Inc., a Maryland corporation, or its designated affiliate (“SRT” and the “SRT Membership Interest”).

2.8.2         Glenborough Membership Interest. A one percent (1%) membership interest in Buyer, issued to GLB SGO, LLC, a Delaware limited liability company and managing member of Buyer (or its designated affiliate) (“Glenborough” and the “Glenborough Membership Interest”). It shall be a condition to Buyer’s obligation to close escrow that Glenborough pay to Buyer, through the Closing escrow, by wire transfer or other immediately available funds, of $239,437.94 (the “Glenborough Payment”), as payment in full for the Glenborough Membership Interest.

Article 3

Title and Survey

3.1         Title Examination. Prior to the Effective Date, Seller provided to Buyer (a) a copy of a preliminary title report or commitment for title insurance for each Property (the “Title Reports”) prepared by First American Title Company (“Title Company”), and copies of, or access to, each document referenced in each of the Title Reports as an exception to title, and (b) copies of any existing surveys of the Properties in Seller’s possession or control (the “Existing Surveys”).

3.2         Survey. Buyer shall, at its expense, either have the Existing Surveys updated or cause a new survey of each Property to be prepared (as so updated or prepared, the “Surveys”). The Surveys shall be prepared in accordance with the 2011 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys adopted by ALTA/ACSM, by a licensed surveyor or engineer, and shall be acceptable to support issuance of an extended coverage title insurance policy at Closing.

3.3         Title Objections; Cure of Title Objections.

3.3.1         Objections. Prior to the Effective Date, Buyer shall have notified Seller in writing and in reasonable detail of what objections, if any, Buyer has to the Title Reports or Surveys (the “Title Objections”), other than the Permitted Exceptions (as defined below) to which Buyer may not object.

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3.3.2         Seller Cure Right. Seller shall have the right, but not the obligation, to cure Title Objections. Seller has previously notified Buyer of whether Seller will cause any Title Objections to be removed from title, insured over or cured (either by endorsement or by “writing over” in a manner reasonably satisfactory to Buyer). Seller’s failure to have provided such notice to Buyer prior to the Effective Date as to the action Seller will take with respect to any Title Objection is deemed an election by Seller to not remove from title, insure over or cure the Title Objection. Notwithstanding the foregoing, Seller shall be obligated to cure any monetary encumbrances on title created or affirmatively permitted by Seller, including, without limitation, for delinquent taxes and assessments, judgment liens based on actions of which Seller had notice and opportunity to defend, mortgage or deed of trust liens authorized or assumed by Seller, or mechanics’ liens (to the extent premised on work contracted for by Seller), regardless of whether Buyer objects thereto. For the avoidance of doubt, but without limiting the foregoing, the exception for the loan encumbering the Kissimmee Property in favor of American National Insurance Company and referenced in paragraphs 5 through 7 of Schedule B-1 (Requirements) of the Title Report for the Kissimmee Property (the “Kissimmee Loan”) shall be removed at the Closing, the exception for the loan encumbering the Normal Property in favor of Keybank National Association (“Keybank”) and referenced in paragraph 5 of Schedule B-1 (Requirements) of the Title Report for the Normal Property (the “Normal Loan”) shall be removed at the Closing, and the loan encumbering the Aurora Retail Property and the Aurora Office Property in favor of Keybank and referenced in paragraph 43 of Schedule B-2 of the Title Report for the Aurora Retail Property and Aurora Office Property (the “Aurora Loan”) shall be removed at the Closing.

3.3.3         Buyer Termination Right. If Seller has notified or is deemed to have notified Buyer under Section 3.3.2 that Seller will not remove, insure over or cure any or all of the Title Objections, then Buyer shall either elect to (i) proceed with the purchase and acquire the Properties subject to the Title Objections and without any reduction in the Purchase Price, in which case the Title Objections shall be deemed approved (and shall be Permitted Exceptions), or (ii) terminate this Agreement, in which case the Deposit shall be paid to Seller as independent consideration, as provided above, and neither party shall have any further rights or obligations hereunder, other than those that survive a termination of this Agreement. If Buyer proceeds to close hereunder, it shall be deemed an election by Buyer to proceed under clause (i) above.

3.3.4         Permitted Exceptions. “Permitted Exceptions” includes and refers to: (i) all exceptions to title shown in the Title Reports approved or deemed approved by Buyer pursuant to Section 3.3; (ii) the rights and interests of parties claiming under the Leases; (iii) matters affecting title created by, on behalf of, or with the consent of Buyer; and (iv) liens to secure taxes and assessments not yet due and payable (subject to proration as provided below). It shall be a condition to Buyer’s obligation to close the Escrow that at Closing, title to the Real Property and Improvements is subject only to the Permitted Exceptions and the printed exceptions, if any, which appear in an extended coverage form ALTA Owner’s Policy of Title Insurance issued by Title Company in the States in which the Properties are located, as applicable.

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3.3.5         Title Policy. At Closing, Buyer and Seller shall instruct the Title Company to issue to Buyer an ALTA owner’s extended coverage title insurance policy for each Property (“Title Policies”), insuring Buyer’s interest in and to the Real Property and Improvements as of the Closing Date, in the aggregate amount of the Purchase Price, including the value of the non-cash portion thereof (with such aggregate amount to be allocated among the Properties consistent with the allocation made under Section 2.1), and subject only to the Permitted Exceptions.

Article 4

Inspection

4.1         Right of Inspection.

4.1.1           Seller hereby grants to Buyer and Buyer’s agents, consultants and contractors, subject to the conditions set forth below, the right to enter the Property, commencing on the Effective Date and ending on the Closing Date, in order to inspect and evaluate the Properties. Buyer shall have access to the Properties during reasonable business hours and upon reasonable prior notice to Seller in order to perform inspections and tests on the Properties. Buyer will promptly restore the Properties to their prior condition (as nearly as is practicable), immediately following any such entry, test or inspection. Buyer shall not conduct or allow any physically intrusive or destructive testing of, on or under any Property, including, without limitation, for Hazardous Materials (defined below), without Seller’s prior written consent, which consent may be withheld at Seller’s sole and absolute discretion.

4.1.2           Buyer shall be liable for all damage or injury to any person or property resulting from Buyer’s activities on the Property pursuant to Section 4.1.1, whether due to the acts of Buyer or any person acting by or on behalf of Buyer, and Buyer shall keep the Property free and clear of any liens arising from work performed on behalf of Buyer in connection with its inspection activities. Buyer agrees to indemnify, defend and hold harmless Seller and any affiliate of Seller, or any of its or their respective shareholders, partners, members, managers, officers, directors, employees, contractors, agents, attorneys, successors and assigns (collectively, the “Seller Related Parties”) from and against any and all claims, costs, damages, liabilities or liens of any kind arising out of or due to Buyer’s activities pursuant to Section 4.1.1.

4.1.3           In furtherance of Buyer’s exercise of its inspection rights hereunder, promptly following the Effective Date, Seller will make available to Buyer for Buyer’s review copies of all correspondence, data, memoranda, studies and reports relating to environmental conditions of each of the Properties or to the Properties’ compliance with Environmental Laws (defined below), engineering studies, as-built plans, operating statements and other financial materials, correspondence relating to Leases and Service Contracts, existing title insurance documents, surveys and site plans, warranties and other documentation in Seller’s possession or control, and relevant to Buyer’s evaluation of the Properties.

4.2         Insurance Requirement. Before Buyer may enter the Properties, Buyer shall provide Seller with a certificate of insurance naming Seller (and any other persons designated by Seller) as an additional insured and with an insurer satisfactory to Seller and with insurance limits in a minimum amount of $1,000,000 combined single limit for personal injury or property damage per occurrence, which insurance shall provide coverage against any claim for personal injury or property damage caused by Buyer or its agents, representatives or consultants in connection with Buyer’s tests and investigations of the Properties.

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4.3         Contact with Tenants and Governmental Authority. From the Effective Date until the Closing, Buyer shall have the right to contact any governmental authority having jurisdiction over any of the Properties and any tenant under any of the Leases, in connection with its inspection rights hereunder, but shall provide Seller with notice at least two (2) business days in advance of any such contact and shall give Seller the right to have a representative present at any meeting with such governmental authorities or tenants.

4.4       Condition of Properties “As-Is”; Waiver of Claims.

4.4.1         As-Is. Except for Seller’s representations and warranties herein and any warranty contained in the deeds (express or implied) or other documents to be provided by Seller at closing (collectively, the “Warranties”), the sale contemplated herein is made and will be made without representation or warranty of any kind by Seller, express or implied, regarding the Properties or any constituent element of the Properties (including the Real Property and Improvements, Tangible Personal Property, Leases, Service Contracts and Intangible Property) and, in particular, no such representations, warranties, guaranties or promises have been made with respect to the physical condition or operation of the Real Property or Improvements, title to or the boundaries of the Real Property or Improvements, soil conditions, the environmental condition of the Real Property or Improvements, including, without limitation, the presence, discovery, release, threatened release or removal of Hazardous Materials (including, without limitation, the presence of asbestos or asbestos containing materials), the actual or projected revenue and expenses of any Property, the zoning and other laws, regulations or rules applicable to the Real Property or Improvements, or the compliance of the Real Property or Improvements therewith, the quantity, quality or condition of the Tangible Personal Property included in the transactions contemplated hereby, the use or occupancy of the Real Property or Improvements or any part thereof, or any other matter or thing affecting or related to any Property or the transactions contemplated hereby, except as, and solely to the extent, specifically set forth in this Agreement. Except for its reliance on the Warranties, Buyer agrees to accept the Properties “AS IS, WHERE-IS, AND WITH ALL FAULTS” in their present condition, subject in the case of the Real Property and Improvements, and Tangible Personal Property, to reasonable use, wear and tear but excluding casualty and condemnation, between the date hereof and the Closing Date, and further agrees that except for any breach of the Warranties, Seller shall not be liable for any patent or latent defects in any Property or bound in any manner whatsoever by any guarantees, promises, projections, operating statements, setups or other information pertaining to any Property made, furnished or claimed to have been made or furnished by any Seller Related Party, whether orally or in writing. Buyer acknowledges that, except for the Warranties, Seller hereby specifically disclaims any warranty or guaranty, oral or written, implied or arising by operation of law, and any warranty of condition, habitability, merchantability or fitness for a particular purpose, in respect to any Property.

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4.4.2         Waiver and Release of Claims. As a material inducement to Seller to agree to sell the Properties to Buyer and to execute this Agreement, except to the extent specifically provided to the contrary herein or in the Deeds or other instruments to be executed and delivered by Seller at the Closing, and except for any action for breach of any of the Warranties, Buyer hereby waives, releases and forever discharges the Seller Related Parties from all claims, causes of action, demands, losses, damages, liabilities, costs and expenses (including attorney’s fees and disbursements whether suit is instituted or not) which Buyer has or may have in the future on account of or in any way arising out of the Properties or any of their constituent elements (including the Real Property and Improvements, Tangible Personal Property, Leases, Service Contracts and Intangible Property), including, without limitation, with respect to (i) all matters described in Section 4.4.1 above as accepted by Buyer in “as is, where is, with all faults” condition, (ii) the structural and physical condition of the Real Property or Improvements, or their surroundings, (iii) the financial condition of the operation of the Properties either before or after the Closing Date, (iv) any law, ordinance, rule, regulation, restriction or legal requirement which is now or may hereafter be applicable to any Property, (v) the financial condition or status of any tenant or tenancy for the Properties, (vi) the environmental condition of any Property, including, without limitation, the presence, discovery or removal of any Hazardous Materials in, at, about or under any Property or the applicability to any Property of any Environmental Laws (as defined below), as such laws may be amended from time to time, or any other federal, state or local statute or regulation relating to environmental contamination at, in or under any Property; provided, however, Seller shall remain liable for, and Buyer does not waive or release claims based on (i) breach by Seller of the Warranties or any of its obligations under this Agreement or any document delivered by Seller at Closing, (ii) fraud on the part of Seller, or (iii) Seller’s failure to disclose to Buyer any material fact of which Seller has knowledge (collectively, (i) through (iii) are “Release Carveouts”). For the avoidance of doubt, and notwithstanding any other provision of this Agreement, Buyer is not assuming, and has not agreed to assume, any liabilities or obligations of Seller or any prior owner of any of the Properties, with respect to the environmental condition of the Properties, including, without limitation any environmental liabilities of Seller or any prior owner of the Properties. Buyer shall not make or institute any claims against any of the Seller Related Parties which are inconsistent with the foregoing. Buyer agrees that this release shall be given full force and effect according to each of its expressed terms and provisions. This release includes claims of which Buyer is presently unaware or which Buyer does not presently suspect to exist, which if known by Buyer, would materially affect Buyer’s release to Seller. In this connection and to the extent permitted by law, Buyer hereby acknowledges and agrees that factual matters now unknown to it may have given or may hereafter give rise to causes of action, liabilities, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees that the waivers and releases herein have been negotiated and agreed upon in light of that acknowledgement and that Buyer nevertheless hereby intends to release, discharge, and acquit the Seller Related Parties from any such unknown causes of action, liabilities, claims, demands, debts, controversies, damages, costs, losses and expenses.

Buyer’s Initials ______

4.4.3         Limitation on Damages. Notwithstanding Seller’s liability for Release Carveouts, and notwithstanding any Warranties given by Seller with respect to the condition of the Property, in no event shall Seller be liable to Buyer for damages due to the condition of the Property other than actual damages, and Buyer and Seller each expressly waives any right to recover any incidental, special, exemplary, punitive or consequential damages against the other, including, without limitation, loss of profits or revenue, interference with business operations, loss of tenants, lenders, investors, buyers, diminution in value of any Property, or inability to use any Property.

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4.4.4         Survival. The provisions of this Section 4.4 shall survive the Closing, the delivery and recordation of the Deeds (as defined below), and any termination of this Agreement.

4.5         Right of Termination. Seller agrees that Buyer may terminate this agreement for any reason or no reason by giving written notice to Seller prior to the Closing. Upon such termination, the Deposit shall be paid to Seller as independent consideration, as provided above, and Seller and Buyer will have no further rights or obligations hereunder except those which expressly survive termination of this Agreement. Failure to timely deliver a termination notice shall be deemed a waiver of Buyer’s rights to terminate this Agreement pursuant to this Section 4.5 and an agreement to consummate the purchase of the Properties, in accordance with the terms of this Agreement.

4.6         Service Contracts. Prior to the Closing Date, Buyer has advised Seller of which Service Contracts, if any, Buyer elects to assume. Other than the Service Contracts Buyer has so elected to assume, Seller has terminated all Service Contracts, effective as of the Closing, at Seller’s sole cost and expense, subject to proration under Section 5.4.5 of any Service Contracts that Buyer has elected to assume.

Article 5

Closing

5.1         Time and Place of Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) will take place on March 11, 2015, or on such other date as Buyer and Seller may mutually agree (the “Closing Date”), through escrow established with Escrow Agent.

5.2         Seller’s Closing Obligations. Not later than one (1) business day prior to the Closing Date, Seller shall deposit, or cause to be deposited, the following items into escrow with Escrow Agent:

5.2.1         Deeds. A duly executed limited warranty deed for each of the Aurora Retail Property and the Aurora Office Property, in substantially the form attached as Exhibit D-1, a duly executed special warranty deed for the Normal Property, in substantially the form attached as Exhibit D-2, and a duly executed special warranty deed for the Kissimmee Property, in substantially the form attached as Exhibit D-3 (collectively, the “Deeds”);

5.2.2         Bill of Sale and Assignment. Two (2) duly executed counterparts of a bill of sale and assignment and assumption of Leases, Service Contracts, Tangible Personal Property and Intangible Property, in substantially the form attached as Exhibit E for each of the Properties (collectively, the “Bills of Sale and Assignments”);

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5.2.3         Tenant Notices. A notice (the “Tenant Notices”) to each tenant under each of the Leases of each Property, informing such tenant of the sale of such Property to Buyer and of the assignment to Buyer of Seller’s interest in, and obligations under, the Leases (including the security deposit) and directing that all rent and other sums payable after the Closing under each such Lease shall be paid as set forth in the notice;

5.2.4         Vendor Notices. A notice (the “Vendor Notices”) to each of the vendors under any Service Contracts that Buyer has elected to assume pursuant to this Agreement, in such form(s) as are reasonably acceptable to Buyer and Seller;

5.2.5         FIRPTA. An affidavit duly executed by Seller stating that Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act, in the form attached as Exhibit F, together with the comparable state form for each state in which a Property is located, confirming that no withholding is required in such state in connection with the sale of any Property in that state (collectively, the “FIRPTA Affidavits”);

5.2.6         Title Affidavit. A customary owner’s affidavit for each Property, if required by the Title Company, duly executed by Seller, sufficient to allow the Title Company to remove the standard exceptions from the Title Policy and on terms reasonably acceptable to Seller;

5.2.7         Authority. Such evidence as Buyer or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller;

5.2.8         JV Agreement. Three (3) originals of the Limited Liability Company Agreement of the Buyer, duly executed by Grocery Retail Grand Avenue Partners, LLC, a Delaware limited liability company, SRT and Glenborough (the “JV Agreement”);

5.2.9         Property Level Deliverables. The Property deliverables specified on Schedule 5.2.9 attached hereto each in a form reasonably satisfactory to Buyer; provided, however, if escrow closes and any such deliverables were not obtained prior to closing, Buyer shall be deemed to have waived the requirement that such deliverable be obtained.

5.2.10         Intentionally Omitted.

5.2.11         Glenborough Payment. The Glenborough Payment;

5.2.12         Closing Statement. Subject to agreement with Buyer on the content thereof, an executed counterpart settlement statement, broken out by Property, setting forth the amounts paid by or on behalf of or credited to Buyer and Seller, consistent with this Agreement (the “Closing Statement”);

5.2.13         Rent Roll. A rent roll for each Property certified by Seller, dated as of two (2) business days prior to the Closing Date, on Seller’s standard form, a sample of which is set forth in Exhibit K attached hereto (the “Certified Rent Rolls”); and

5.2.14         Other Items. Such additional documents as may be reasonably requested by the Title Company or required to consummate the transactions contemplated by this Agreement.

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At the Closing, Seller also shall deliver directly to Buyer:

5.2.15         Property Items. All keys and originals of the Leases, the Service Contracts being assigned to Buyer, and licenses and permits and any letters of credit received by Seller as a security deposit from a tenant under any of the Leases, if any, in Seller’s possession or control, together with completed applicable transfer forms, and the leasing and property files and records which are in Seller’s possession or control, and possession of the Properties.

5.3         Buyer’s Closing Obligations. Not later than one (1) business day prior to the Closing Date (other than the funds to be delivered pursuant to Section 5.3.1 below, which shall be delivered no later than 12:00 Noon Pacific Time on the Closing Date), Buyer will deliver into escrow with Escrow Agent the following items:

5.3.1         Purchase Price. The cash portion of the Purchase Price, as adjusted by prorations and credits provided for herein, in immediately available federal funds wire transferred to Escrow Agent’s account;

5.3.2         Bill of Sale and Assignment. Two (2) duly executed counterparts of each of the Bills of Sale and Assignments;

5.3.3         Authority. Such evidence as Seller or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Buyer;

5.3.4         JV Agreement. Three (3) counterpart originals of the JV Agreement;

5.3.5         Property Management Agreement. Three (3) counterpart originals of the Property Management Agreement, in the form attached hereto as Exhibit L, duly executed by Glenborough, LLC, a Delaware limited liability company (“Property Manager”), and Buyer, or a subsidiary of Buyer, as applicable (the “Property Management Agreement”);

5.3.6         Intentionally Omitted.

5.3.7         Intentionally Omitted.

5.3.8         Closing Statement. An executed counterpart of the Closing Statement setting forth the amount paid by or on behalf of or credited to Buyer and Seller; and

5.3.9         Other Items. Such additional documents as may be reasonably requested by the Title Company or required to consummate the transaction contemplated by this Agreement.

5.4         Credits and Prorations. All income and expenses in connection with the operation of the Properties shall be prorated, as to each Property separately, as of 12:01 a.m. (local time) on the Closing Date, as if Buyer were vested with title to such Property during the entire day upon which Closing occurs. Prorated and credited items shall include, without limitation, the following:

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5.4.1         Taxes. General, special, ad valorem, personal property, and other property taxes and assessments imposed by any governmental authority and any association assessments, fees and dues (collectively, the “Taxes”) for the then-current calendar year shall be prorated. If taxes and assessments for the current year have not been paid before the Closing Date, Seller shall be charged at Closing an amount equal to that portion of such taxes and assessments which relates to the period before the Closing Date and Buyer shall pay the taxes and assessments prior to their becoming delinquent. Any such proration made with respect to a tax year for which the tax rate or assessed valuation, or both, have not yet been fixed shall be based upon the tax rate and/or assessed valuation last fixed. To the extent that the actual taxes and assessments for the current year differ from the amount prorated at Closing, the parties shall make all necessary adjustments, pursuant to Section 5.4.8 below, following Closing. All necessary adjustments shall be made promptly after the tax bill for the current year is received.

5.4.2         Rent.

(a)                    All rent and other payments made to Seller under the Leases shall be prorated as and when actually collected. Subject to Section 5.4.2(e), after Closing Buyer will pay to Seller upon receipt all rent applicable to periods prior to the Closing Date; provided that all rent collected by Buyer after Closing will be applied first to unpaid rent due and payable after the Closing Date and then to unpaid rent accruing prior to the Closing Date;

(b)                    The Leases may contain tenant obligations for taxes, common area expenses, operating expenses or other additional charges that are subject to a reconciliation following the end of each applicable period and that are payable by the tenants on a monthly estimated basis (collectively, “Charges”). Such monthly billings of Charges are referred to as “Estimated Charges” and the actual amount of the Charges owed under the Leases based on the actual expenditures are referred to herein as the “Actual Charges”. Seller and Buyer will use commercially reasonable efforts to reconcile the Charges no later than April 30 of the year following the year in which the Closing occurs. Accordingly, on or before April 1 of the calendar year following the year in which the Closing occurs, Seller shall deliver to Buyer (a) a schedule of the Charges relating to the portion of the applicable period prior to the Closing Date (such period of time being referred to herein as the “Partial Year”) which constitute the basis for Actual Charges along with appropriate backup information on such Charges, and (b) a reconciliation of (i) the Estimated Charges owed under each Lease during the Partial Year, and (ii) the Actual Charges payable under each Lease for Charges relating to the Partial Year (i.e., where the Actual Charges exceed the Estimated Charges owed under the Lease and paid by the Tenant, such excess sum is owed to Seller (the “Pre-closing Underpayment”) and where the Estimated Charges paid by the tenant exceed the Actual Charges owed under the Lease, such excess sum is owed to Buyer (the “Pre-closing Overpayment”). Concurrent with Buyer’s receipt of Seller’s reconciliation statement, Seller shall pay to Buyer the aggregate amount of all Pre-closing Overpayments. Promptly after Buyer’s receipt of payment from the tenants of Pre-closing Underpayments, Buyer shall remit the same to Seller. If, as a result of Buyer’s annual reconciliation of Charges, any tenants are entitled to payments or credits by the landlord (other than a return of security deposits) for the calendar year in which the Closing occurs for overpayment of Estimated Charges, Buyer shall be responsible for such payment or credit, provided Seller has paid to Buyer the Pre-closing Overpayments with respect to such Leases.

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(c)                    All percentage and overage rentals (“Percentage Rent”) under the Leases for any Lease Year ending before the Closing Date shall be allocated entirely to Seller. As used herein, the term “Lease Year” means the twelve (12) month period (or, as to tenants for which the Closing occurs during a partial Lease Year, such applicable shorter period) as to which annual Percentage Rent is owed under each Lease. With respect to Percentage Rent under each Lease for the Lease Year in which the Closing occurs, Seller shall receive an amount equal to the Pre-Closing Allocable Share of the Percentage Rent payable by such tenant for such Lease Year, and Buyer shall receive the balance of the Percentage Rental payable by such tenant for the Lease Year. If Percentage Rents are calculated on an annual basis, then the “Pre-Closing Allocable Share” with respect to a Lease will be a fraction, the numerator of which is the number of days in such Lease Year occurring up to but not including the Closing Date and the denominator of which is 365. For any Percentage Rents not calculated on an annual basis, then the “Pre-Closing Allocable Share” will be a fraction, the numerator of which is the number of days for calculating Percentage Rent in the period, occurring up to but not including the Closing Date, and the denominator is the total number of days during such period for calculating Percentage Rent. Prior to the end of the applicable Lease Year and subject to the subsequent proration thereof provided for in this section below, Seller may retain all Percentage Rents collected by it before the Closing Date, and Buyer may retain all Percentage Rents collected on or after the Closing Date. Once the Percentage Rents payable by each tenant for the entire Lease Year in which the Closing occurs are finally determined in accordance with its Lease and are received by Buyer and/or Seller, Seller and Buyer will make such prorations, adjustments and payments as may be required to ensure that Seller and Buyer each have received the share of Percentage Rents to which it is entitled pursuant to the foregoing provisions.

(d)                    Buyer shall pay all leasing commissions, finder’s fees and allowances (including tenant improvement allowances) (i) under Leases, modifications, extensions, renewals and expansions which are set forth on Exhibit G-1, or (ii) attributable to any New Lease, Lease modifications, extensions, renewals or expansions which commence after the Effective Date and have been approved by Buyer in writing. In addition, and notwithstanding anything herein to the contrary, at the Closing, (i) Seller shall receive a credit as to each Property in the amount shown in Exhibit G-2 under the column entitled (“Amount to SRT $$”), as adjusted based on the Closing Date, and (ii) Buyer shall receive a credit in the amounts shown on Exhibit G-2 in footnote (a) for Aurora Seller, and in footnote (c) for Constitution Seller, in each case as adjusted based on the Closing Date.

(e)                    Buyer shall use commercially reasonable efforts, after Closing, to collect any past due rent and other amounts due Seller from tenants. Seller reserves the right both prior to and following the Closing to assert any claims it may have or obtain against tenants on or prior to the Closing; provided, however, in no event shall Seller have the right to commence any litigation, arbitration or mediation against any tenant, evict any tenant or terminate any Lease.

5.4.3         Tenant Security Deposits; Prepaid Rent. Buyer shall receive a credit for all non-applied security and other refundable deposits made by any tenants under the Leases (the “Security Deposits”) and all prepaid rents applicable to the period from and after the Closing, and Seller will retain the same at Closing.

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5.4.4         Utilities. All utility bills for the Property shall be prorated. In the event Seller has not received utility bills through the Closing Date, utilities shall be prorated based on the most recent bills, subject to the post-Closing adjustment pursuant to Section 5.4.8 below. Buyer shall pay to Seller all utility deposits paid by Seller with respect to the Property and shall receive an assignment of Seller’s rights to such deposits at Closing.

5.4.5         Service Contracts. All payments required under the Service Contracts being assumed by Buyer shall be prorated.

5.4.6         Additional Items. Any other operating expenses or other items pertaining to the Properties which are customarily prorated between a buyer and a seller in comparable commercial transactions in the areas in which the Properties are located shall be prorated according to applicable local custom.

5.4.7         Closing Statement; Post-Closing Adjustments. Seller and Buyer shall jointly make such examinations of the books and records pertaining to the Property as they may deem necessary to make the adjustments and prorations required in this Agreement. All such adjustments and prorations shall be made in accordance with the provisions of this Agreement and, to the extent not in conflict with the express provisions of this Agreement, otherwise in accordance with generally accepted accounting principles. Based upon the results thereof, Seller will prepare and deliver to Buyer for its review and approval prior to Closing a statement of prorations, which shall (i) contain Seller’s best estimate of the amounts of the items requiring the prorations and adjustments in accordance with this Agreement (broken out by Property) and (ii) following approval by Buyer, be the basis upon which the prorations and adjustments provided for herein shall be made at the Closing and be utilized in preparing the Closing Statement.

5.4.8         Post-Closing Adjustment. In the event any prorations or credits made under this Section shall prove to be incorrect for any reason, then either party shall be entitled to an adjustment to correct the same. Any item that cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available. In the event of such an adjustment, the party in whose favor the original incorrect adjustment or error was made shall promptly pay to the other party the sum necessary to correct such prior incorrect adjustment or error.

5.4.9         Survival. The provisions of this Section 5.4 shall survive the Closing.

5.5         Closing Costs. Buyer and Seller shall each pay the respective fees of any counsel representing such party in connection with this transaction. Buyer and Seller shall each pay its portion of the following fees for each Property in accordance with the prevailing custom of the county where such Property is located: (a) any county and city documentary transfer taxes, (b) the fees for recording the Deeds, (c) the premium for the Title Policy (provided, any curative endorsements that Seller elects to obtain to insure over any objectionable title matter shall be paid by Seller), (d) the escrow fees charged by Escrow Agent or Title Company, (e) sales tax on the sale of the Tangible Personal Property (if any), and (f) such other closing costs, if any, not expressly provided herein that under prevailing custom are charged to buyers and sellers of commercial real property for the county in which the applicable Property is located. Buyer shall pay the cost of the Surveys or updates thereto, ordered or requested by Buyer. Except as otherwise provided in this Agreement, all other costs and expenses incident to this transaction and the closing thereof will be paid by the party incurring such costs.

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5.6         Conditions Precedent to Obligation of Buyer. The obligation of Buyer to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Buyer in writing in its sole discretion:

(a)          Buyer shall not have terminated this Agreement, pursuant to another provision hereof permitting termination by Buyer.

(b)          Seller shall have delivered, or caused to be delivered, to Buyer or deposited with Escrow Agent all of the items required to be delivered to Buyer or deposited with Escrow Agent pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 5.2.

(c)          All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects, both as of the Effective Date and as of the Closing Date, subject only to Exception Matters (defined below) discovered prior to Closing.

(d)          Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the Closing Date.

(e)          Title Company shall be irrevocably committed to issue the Title Policies insuring Buyer’s interest in and to the Real Property and Improvements, as of the Closing Date, in the aggregate amount of the Purchase Price (including the value of the non-cash portion thereof) (with such aggregate amount to be allocated among the Properties as directed by Buyer), and subject only to the Permitted Exceptions and the lien of any financing that Buyer may elect to obtain, together with such endorsements as Buyer shall reasonably request.

(f)          There shall have been no release of Hazardous Materials on any of the Properties in violation of Environmental Laws prior to Closing.

(g)          Buyer shall have received an executed Tenant Estoppel (defined below) from tenants of each Property who collectively achieve or exceed the Estoppel Threshold (defined below) for that Property, executed by such tenant and by each guarantor of such tenant’s Lease (if any), in form and substance satisfactory to Buyer in its sole discretion, dated not earlier than 30 days prior to the Closing Date.

(h)          Intentionally Omitted.

(i)          The New Loan shall close concurrently with and as part of the Closing.

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(j)          All other matters, if any, stated herein to be conditions to Buyer’s obligation to consummate the transactions contemplated by this Agreement shall have been satisfied on or before the date of Closing.

5.7         Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the Closing Date of all of the following conditions, any or all of which may be waived by Seller in writing in its sole discretion:

(a)          Buyer shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 5.3.

(b)          All of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects as of the Closing Date.

(c)          Buyer shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Buyer as of the Closing Date.

(d)          Intentionally Omitted.

(e)          Keybank shall have agreed to the release of its lien from the Aurora Retail Property and Aurora Office Property, and from the Normal Property.

(f)          The New Loan shall close concurrently with and as part of the Closing.

(g)          All other matters, if any, stated herein to be conditions to Seller’s obligation to consummate the transactions contemplated by this Agreement shall have been satisfied on or before the date of Closing.

5.8         Failure of a Condition to Closing. If any of the foregoing conditions benefiting a party is not satisfied by the Closing Date (or concurrently with Closing, for those conditions which are by nature concurrent conditions) and so long as that party is not in default under this Agreement, such party may either (i) terminate this Agreement by written notice to the other party or (ii) extend the Closing Date by up to ten (10) business days to allow the other party to satisfy the condition. Upon such termination, Escrow Agent shall release the Deposit to Seller as independent consideration and the parties shall have no further rights, duties or obligations under this Agreement, other than those which are expressly provided in this Agreement to survive the termination of this Agreement; provided, however, that if any of the foregoing conditions has not been satisfied due to a default by Buyer or Seller, then Buyer’s and Seller’s respective rights, remedies and obligation shall be determined in accordance with Article 7.

5.9         Disbursements and Other Actions by Escrow Agent. On or before the Closing Date, Seller and Buyer shall each deliver written escrow closing instructions to Escrow Agent consistent with this Agreement. Escrow Agent shall close the transaction contemplated herein on the Closing Date, by promptly undertaking all of the following in the following order and manner:

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(a)          Cause the Deeds, and any other documents, which the parties hereto may mutually direct to be recorded in the Official Records of respective counties in which the Properties are located, in such a manner as to enable Title Company to issue the Title Policies;

(b)          Disburse the cash portion of the Purchase Price to Seller (less amounts chargeable to the account of Seller) and pay such amounts chargeable to Buyer and Seller (or to third parties) in accordance with the Closing Statement;

(c)          Deliver to Seller a fully executed original of each of the JV Agreement, the Bills of Sale and Assignments and the Property Management Agreement, a copy of the final Closing Statement, a conformed copy of each of the recorded Deeds showing all recording information, and a copy of each other document deposited by any party into the escrow, including copies of the Tenant Notices and the Vendor Notices;

(d)          Deliver to Buyer the originals and a conformed copy of each of the recorded Deeds and conformed copies of each of the other documents which the parties have directed Escrow Agent to record, and a fully executed original of each of the JV Agreement, the Bills of Sale and Assignments, the Certified Rent Rolls, the FIRPTA Affidavits (including the State forms), the final Closing Statement, the Property Management Agreement, and a copy of each other document deposited by any party into the escrow, including copies of the Tenant Notices and the Vendor Notices;

(e)          Direct the Title Company to issue the Title Policies to Buyer;

(f)          Cause the Tenant Notices to be sent to the addressees thereof via U.S. certified mail, return receipt requested (with the receipts directed to Buyer); and

(g)          Cause the Vendor Notices to be sent to the addressees thereof via U.S. certified mail, return receipt requested (with the receipts directed to Buyer).

5.10     Designation of Reporting Person. Seller and Buyer hereby designate Escrow Agent as the “Reporting Person” for the transaction pursuant to Section 6045(e) of the Internal Revenue Code and the regulations promulgated thereunder and agree to provide correct taxpayer identification numbers and to execute such documentation as is reasonably necessary to effectuate such designation. Escrow Agent shall accept such designation and agree to perform all duties that are required to be performed by the Reporting Person for the transaction contemplated herein.

Article 6

Representations, Warranties, and Covenants

6.1         Representations and Warranties of Seller. Each Seller represents and warrants the following statements are true on the date of this Agreement and shall be true and correct on the Closing Date, and shall survive Closing for twelve (12) months. Each Seller shall be responsible for the representations and warranties made by such Seller as and to the extent such representation and warranty applies to such Seller, its sole member, or such Seller’s Property, but no Seller shall be responsible for a breach of representation and warranty by any other Seller.

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6.1.1         Authority. Seller is duly organized and validly exists as a limited liability company under the laws of the State of Delaware, and is qualified to do business in the states in which the Properties are located. Seller has the right and authority to enter into this Agreement and to perform its obligations under this Agreement, including conveyance of the Properties.

6.1.2         Enforceability; No Conflict. This Agreement has been duly authorized, executed and delivered by Seller and is a valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms. Neither the execution and delivery of this Agreement and the documents and instruments referenced herein, nor the performance of any of the obligations set forth herein, nor compliance with the terms of this Agreement conflict with or result in the breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Seller is a party or by which any of the Properties is bound.

6.1.3         Insolvency. Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

6.1.4         Pending Actions. There is no agreement, to which Seller is a party or that is binding on Seller, which is in conflict with this Agreement. There is no action or proceeding pending or, to Seller’s knowledge, threatened against Seller or relating to any Property, which challenges or impairs Seller’s ability to execute or perform its obligations under this Agreement.

6.1.5         Leases. Exhibits B-1 through B-4 attached hereto contain true, correct and complete lists of all of the Leases affecting the Property as of the Effective Date to which such exhibit relates. Except for the Leases, as of the Effective Date, there are no agreements relating to the Property with any tenant or occupant of the Property or giving any other party a right to occupy or use the Property or any portion thereof. The Leases delivered to Buyer pursuant to this Agreement constitute true, correct and complete copies the Leases. With respect to each of the Leases, except as disclosed on Exhibits B-1 through B-4, the following information is true and correct: (i) each of the Leases is in full force and effect on the terms set forth therein and has not been modified or amended in writing or otherwise; (ii) except as set forth in the Leases, Seller, as the landlord under the Leases, has no outstanding obligation to provide any tenant with an allowance to construct, or to construct at its own expense, any tenant improvements; (iii) except as set forth on the rent rolls delivered to Buyer, no Tenant has prepaid any rent or other charges more than 30 days prior to the date due; (iv) no guarantors of any of the Leases have been released or discharged, voluntarily or to Seller’s knowledge, involuntarily, or to Seller’s knowledge, by operation of law, from any obligation under or in connection with any of the Leases or any transaction related thereto; (v) no tenant has made its security deposit in the form of a letter of credit; (vi) except as set forth in Schedule 6.1.5, Seller has not delivered to any tenant and to Seller’s knowledge has not received from any tenant, any notice of default with respect to any Lease, (vii) except as set forth on Schedule 6.1.5, no tenant or party in possession of any portion of the Property has any right to purchase, or holds any right of first refusal to purchase, any portion of the Property or any right to possess additional or expanded premises under the terms of its respective Lease, and (viii) except as set forth on Schedule 6.1.5, there are no broker’s commissions or finder’s fees currently due and payable in connection with the Leases, nor are there any broker’s commissions or finder’s fees due in connection with any extension of such Lease, increases in rent under any Lease, or expansion of the existing premises being leased pursuant to any of the Leases.

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6.1.6         Service Contracts. Exhibits C-1 through C-4 attached hereto contain true, correct and complete lists of all of the Service Contracts affecting the Property to which such exhibit relates, and showing as to each of the Service Contracts: (i) date of such contract and each amendment thereof; (ii) name of vendor; (iii) type of service; (iv) termination right under such contract (e.g. on 30-day notice); (v) monthly charge or other basis for calculating amounts to become due thereunder; and (vi) the term and/or termination date of such contract. To Seller’s knowledge, as of the Effective Date there are no existing material defaults by Seller or by any vendors under any of the Service Contracts.

6.1.7         Condemnation. No condemnation proceedings are pending against the Property, nor to Seller’s knowledge has any governmental authority threatened condemnation of the Property.

6.1.8         Litigation. Seller has received no written notice of any litigation, action, suit, arbitration, claims, proceeding or governmental investigation in law or equity pending and to Seller’s knowledge, none are threatened with respect to any Property. There is not now pending or to Seller’s knowledge threatened, any action or proceeding before any court or governmental authority or body against Seller which would prevent Seller from performing its obligations hereunder.

6.1.9         Violations. Except as disclosed in writing to Buyer, Seller has received no written notice from any governmental authority or third party that the present use and operation of any of the Properties is in violation of any applicable law (including, without limitation, (i) the Americans with Disabilities Act, and other similar federal, state and local laws, (ii) building codes, zoning ordinances and any other laws relating to the use, ownership, construction or design of the improvements on the Property, including, without limitation, fire, safety, handicapped access, or seismic design, and/or (iii) any Environmental Laws.

6.1.10         Licenses. To Seller’s knowledge, Seller has all licenses, permits and other authorizations necessary for the current use, occupancy and operation of the Properties.

6.1.11         Tax Bills. Other than the amounts disclosed by the tax bills delivered or to be delivered by Seller to Buyer, or supplemental taxes imposed as a result of the transfer of the Properties to Buyer, Seller has received no written notice of any pending proceedings for special assessments of any kind (special, bond or otherwise) to be levied against any Property, or any portion of any Property.

6.1.12         Correct Copies. All information related to the Properties delivered or to be delivered by Seller pursuant to this Agreement, are and will be true and correct copies of such materials in Seller’s files.

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6.1.13         Commissions. Except as set forth on Exhibit G hereto, no brokerage or leasing fees or commissions or other compensation will be due or payable following the Closing on account of any of the Leases.

6.1.14         FIRPTA. Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986.

6.1.15         Environmental. To Seller’s knowledge, Seller possesses and is in compliance with all approvals, permits and licenses required under applicable Environmental Laws to own and operate the Properties (“Environmental Permits”). Seller has delivered or made available to Buyer copies of all final environmental studies in its possession with respect to the Properties, including, without limitation, any reports, studies, analyses, tests or monitoring possessed or initiated by or on behalf of Seller and in its possession pertaining to Hazardous Materials, if any, in, on, beneath or adjacent to any of the Properties or regarding compliance of Seller or any of the Properties with applicable Environmental Laws, and such copies are correct and complete as of the date hereof. Seller has not and, to Seller’s knowledge, no tenant has, caused a Release of Hazardous Materials, on or beneath any of the Properties, except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable Environmental Laws). There is no Environmental Claim pending or, to Seller’s knowledge, threatened against Seller or any of the Properties. There are no known present actions, activities, circumstances, conditions, events or incidents, including the Release or, to Seller’s knowledge, threatened Release of any Hazardous Materials on, any of the Properties. For purposes hereof, (i) “Release” means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture, (ii) “Hazardous Materials” means any petroleum or petroleum products, radioactive materials or wastes, asbestos in any form, urea formaldehyde foam insulation and polychlorinated biphenyls, and any other chemical, material, substance or waste that is prohibited, limited or regulated under any Environmental Law, (iii) “Environmental Laws” means all applicable federal, state, provincial, local and foreign laws, judgments, legally binding agreements and environmental permits issued, promulgated or entered into by or with any governmental authority, relating to pollution, natural resources, protection or restoration of the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), endangered or threatened species or, as it relates to pollution, human health or safety, and (iv) “Environmental Claim” means any claim, action, or cause of action by any natural person, entity, or governmental authority or political subdivision or investigation by a governmental authority, alleging liability (including liability for cleanup costs, governmental response costs, investigation costs, natural resources damages, property damages, or personal injuries) arising out of, based on, or resulting from, the presence, Release or threatened Release of any Hazardous Materials at any of the Properties or any violation, or alleged violation, of any Environmental Law.

6.1.16         Underground Tanks. To Seller’s knowledge, except as otherwise disclosed in writing to Buyer, there are no underground or other storage tanks in existence on or under any Property.

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6.1.17         Compliance. Seller is not a person with whom Buyer is prohibited from engaging in this transaction due to any United States government embargos, sanctions, or terrorism or money laundering laws, including, without limitation, due to Seller or any party that has ownership in or control over Seller being (1) subject to United States government embargos or sanctions, (2) in violation of terrorism or money laundering laws, or (3) listed on a published United States government list (e.g., Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control or other lists of similar import).

6.1.18         Financial Position. The financial statements and all financial data prepared by Seller relating to calendar years 2013 and 2014 (year to date) and heretofore delivered by Seller to Buyer relating to any of the Properties are true, correct and complete in all respects as of the date thereof. To Seller’s knowledge, during calendar years 2013 and 2014 no material adverse change has occurred in the financial positions disclosed by such statements and data subsequent to the date of their delivery to Buyer and except as disclosed to Buyer in writing no borrowings have been made by Seller since the date thereof which are secured by, or might give rise to, a lien or claim against any portion of any Property.

6.1.19         Permits and Approvals. To Seller’s knowledge, Seller has all permits, authorizations, certificates, licenses or other approvals (including without limitation all certificates of occupancy and business licenses) required by any governmental authority for Seller and its affiliates to lawfully own, operate, lease, and manage the Properties as they are doing so currently.

6.1.20         No Prior Transfers. Seller has not transferred by sale, assignment or otherwise, to any person, partnership, corporation or other entity all or any portion of any right, title, or interest which Seller may have in and to any of the Properties or the Leases, other than in connection with this Agreement and as shown on the Title Reports.

6.1.21         Utilities. To Seller’s knowledge, all necessary utilities, including, without limitation, water, waste removal systems, electricity, gas and telephone, are available to, and connected to, the Improvements in sufficient quantity to adequately service the full use and occupancy of the Improvements by the tenants thereof subject only to normal charges to the utility supplier. To Seller’s knowledge, all streets and easements necessary for operation, maintenance and enjoyment of the Properties are available to the boundaries of the Properties.

6.1.22         Intentionally Omitted.

6.1.23         Zoning. Seller has no knowledge that the zoning for each Property is other than as set forth on Schedule 6.1.23. To Seller’s knowledge, the present use of the Improvements on each Property is, and the Improvements on each Property themselves are, in all material respects, in substantial conformity with or excused from conformity with, all applicable zoning Laws and such substantial conformity is not dependent upon or related in any way to any rights or interest in or to any property other than the such Property. Seller has no knowledge of any plan by any governmental authority to change the zoning of any Property.

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6.1.24         Material Adverse Effect. Seller has not failed to disclose any contract, lease, loan document (or amendments or modifications of any contract, loan document or lease), or other agreement that would be binding on Buyer or any of the Properties after Closing, the Leases, the Service Contracts, documents delivered to Buyer by Seller in connection with Buyer’s diligence, and the documents and agreements disclosed in the Title Reports, and to Seller’s knowledge, Seller has not failed to disclose any fact or information, including any liabilities, that could have a material adverse effect on (a) the condition (financial or otherwise) of any of the Properties, (b) Buyer's ability to continue operating the Properties in the manner they are currently operated or (c) Seller's ability to fulfill its obligations under this Agreement or any of the documents to be executed and delivered by Seller at Closing.

6.1.25         Tangible Personal Property Owner. Each Seller is the sole owner of all Tangible Personal Property described in the Bill of Sale and Assignment for the applicable Real Property (other than personal property owned by tenants under the Leases) free of any adverse claim of any kind whatsoever except for those set forth on the Title Reports.

6.2         Knowledge Defined. References to the “knowledge” of a party shall refer to the current, actual knowledge, on the Effective Date of Seller’s Designated Representatives or Buyer’s Designated Representatives (as hereinafter defined), as applicable, without inquiry or investigation, except as set forth below, and without imputation of matters of public record or other constructive knowledge. Seller represents and warrants that the Seller’s Designated Representatives are the persons currently within Seller’s organization or Glenborough’s organization, in its capacity as property manager for Seller, most likely to have knowledge about the matters covered by Seller’s representations and warranties herein, or, to the extent such persons are not the most likely to have the relevant knowledge, Seller’s Designated Representatives have made reasonable inquiry of the persons currently within Seller’s organization or Glenborough’s organization, in its capacity as property manager for Seller, who are most likely to have the relevant knowledge. The term “Seller’s Designated Representatives” shall refer to the following persons: (i) Alan Shapiro and (ii) Andrew Batinovich. The term “Buyer’s Designated Representatives” shall refer to the following persons: (i) Cary Kleinman and (ii) Justin Guichard. In no event shall the named Designated Individuals have personal liability for a breach of any representation or warranty on the part of the party for whom they are Designated Representatives, nor shall either party have any personal claim against the other parties’ Designated Representatives as a result of the reference thereto in this Article 6.

6.3         Effect of Tenant Estoppels. To the extent a Tenant Estoppel meeting the requirements of Section 6.4.4 below is delivered to Buyer either before or after the Effective Date but prior to the end of the survival period for Seller’s representations and warranties is substantially the same in whole or in part to a representation and warranty of Seller in Section 6.1.5 above, such portion of Seller’s representation and warranty shall be null and void and Buyer shall rely solely on such Tenant Estoppel or portion thereof.

6.4         Seller’s Covenants. Seller covenants with Buyer, from the Effective Date until the Closing or earlier termination of this Agreement, as follows:

6.4.1         Operation of Property. Seller shall operate and maintain the Properties in a manner generally consistent with the manner in which Seller has operated and maintained the Properties prior to the Effective Date, ordinary wear and tear, casualty and condemnation excepted.

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6.4.2         Provide Copies of Notices. Seller shall furnish Buyer with a copy of all notices received by Seller from any governmental authority or other party of any alleged violation of any law, statute, ordinance, regulation or order of any governmental or public authority relating to the Property, or breach or default under any Lease or Service Contract, within three (3) business days following Seller’s receipt thereof.

6.4.3         Execution of New Leases and Contracts.

(a)          From the Effective Date until the Closing, Seller shall not (i) terminate any of the Leases or modify any of the Leases (other than in connection with renewals or extensions, as provided below) without first obtaining Buyer’s prior written approval, which may be given or withheld in Buyer’s sole discretion, or (ii) enter into any new leases, lease renewals or lease extensions without first obtaining Buyer’s prior written approval, which Buyer shall not unreasonably withhold or delay. With any such notice or request for approval, Seller shall provide Buyer with information regarding the new lease, amendment, or termination, including information about the terms and conditions thereof, tenant creditworthiness (for a new lease), any improvement allowances and commissions payable with respect thereto, the proposed form of lease or amendment, and such other information as Buyer may reasonably request. If Seller has delivered notice to Buyer of Seller’s request for Buyer’s approval and Buyer has not responded to Seller’s request for approval within three (3) business days, then Buyer shall be deemed to have approved the Lease activity in question. Each such new lease, lease renewal or lease extension entered into by Seller with Buyer’s approval shall constitute a “Lease” for purposes of this Agreement.

(b)          From the Effective Date until the Closing, Seller shall not enter into any new service contract or other agreement, or amend an existing Service Contract, that will be binding on Buyer or any of the Properties after Closing, without first obtaining Buyer’s prior written approval, which may be given or withheld in Buyer’s sole discretion, provided notice will be required, but no consent shall be required if such contract, agreement or amendment is on commercially reasonable terms and can be terminated prior to Closing, without payment of a penalty or termination fee, and Seller in fact does terminate such contract, agreement or amendment, if Buyer has elected not to assume the same. Each such new service contract entered into by Seller with Buyer’s approval shall constitute a “Service Contract” for purposes of this Agreement.

6.4.4         Tenant Estoppel Certificates. Seller will use reasonable efforts to obtain estoppel certificates (the “Tenant Estoppels”) in the form attached as Exhibit H from (i) the tenants listed on Exhibit H-1 (the “Major Tenants”) and (ii) tenants of each Property, which, when taken with the Major Tenants of such Property, collectively lease a minimum of 80% of the gross leased areas of such Property (the “Estoppel Threshold”); provided, however, that Buyer will also accept, in lieu of the estoppel form set forth on Exhibit H, any other estoppel certificate which is in the form of estoppel the tenant is required to deliver under its Lease or which is a commercially reasonable, standard form required by a tenant with a national or regional presence and multiple locations.

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6.4.5         SNDAs. Seller will use reasonable efforts to obtain an executed subordination, non-disturbance and attornment agreement from each of (i) Schnuck Markets, Inc., (ii) Marc Glassman, Inc., (iii) Gregg Appliances, Inc., and (iv) Publix Super Markets, Inc., either on the form reasonably required by the lender of the New Loan, or in the form required by the terms of such tenant’s Lease.

6.5         Buyer’s Representations and Warranties. Buyer represents and warrants to Seller that the following statements are true and correct on the date of this Agreement and shall be true and correct on the Closing Date, and shall survive Closing.

6.5.1         Authority. Buyer is duly organized and validly exists as a limited liability company under the laws of the State of Delaware. Buyer has the right and authority to enter into this Agreement, acquire the Properties pursuant to this Agreement, and perform the obligations of Buyer under this Agreement.

6.5.2         Enforceability; No Conflict. This Agreement has been duly authorized, executed and delivered by Buyer and is a valid and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms. Neither the execution and delivery of this Agreement and the documents and instruments referenced herein, nor the performance of any of the obligations set forth herein, nor compliance with the terms of this Agreement conflict with or result in the breach of any terms, conditions or provisions of, or constitute a default under, any bond, note, or other evidence of indebtedness or any contract, indenture, mortgage, deed of trust, loan, partnership agreement, lease or other agreement or instrument to which Buyer is a party.

6.5.3         Insolvency. Buyer has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Buyer’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Buyer’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Buyer’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

6.5.4         Pending Actions. There is no agreement, to which Buyer is a party or that is binding on Buyer, which is in conflict with this Agreement. There is no action or proceeding pending or, to Buyer’s knowledge, threatened against Buyer, which challenges or impairs Buyer’s ability to execute or perform its obligations under this Agreement.

6.5.5         Compliance. As of the date of this Agreement and as of the Closing Date, Buyer represents and warrants as follows:

(a)                    Buyer’s funds are derived from legitimate business activities that do not violate any applicable law and are from lawful and permissible sources.

(b)                    Buyer is not a person with whom Seller is prohibited from engaging in this transaction due to any United States government embargos, sanctions, or terrorism or money laundering laws, including, without limitation, due to Buyer or any party that has ownership in or control over Buyer being (1) subject to United States government embargos or sanctions, (2) in violation of terrorism or money laundering laws, or (3) listed on a published United States government list (e.g., Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control or other lists of similar import).

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6.5.6         Changes to Representations and Warranties. As used herein, the term “Exception Matter” shall refer to a matter disclosed to Buyer in writing or discovered by Buyer at any time prior to the Closing, that would make a Warranty of Seller untrue or incorrect. If Buyer obtains knowledge of any Exception Matter prior to Closing, as its sole and exclusive remedy, Buyer may terminate this Agreement upon written notice to Seller if Seller elects not to cure or remedy any such Exception Matter. Buyer shall promptly notify Seller in writing of any Exception Matter of which Buyer obtains knowledge before the Closing. If Buyer obtains knowledge of any Exception Matter before the Closing, but nonetheless elects to proceed with the acquisition of the Properties pursuant to this Agreement, Buyer shall consummate the acquisition of the Properties subject to such Exception Matter and Seller shall have no liability with respect to such Exception Matter. If Buyer elects to terminate this Agreement on the basis of any Exception Matter, Buyer shall so notify Seller in writing within five (5) days following Buyer’s discovery of the Exception Matter, the Deposit shall be released to Seller as independent consideration, and neither party shall have any further rights or obligations hereunder, except for those that survive termination of this Agreement. Seller and Buyer shall promptly inform each other in writing of any Exception Matter of which either party obtains knowledge.

Article 7

Default and Remedies

7.1         Default by Buyer. If Buyer defaults by failing to close as required under this Agreement, Seller shall be entitled, as its sole remedy, to terminate this Agreement and receive the Deposit as liquidated damages for the breach of this Agreement, it being agreed between the parties hereto that the actual damages to Seller in the event of such breach and failure to close are impractical to ascertain and the amount of the Deposit is a reasonable estimate thereof. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES’ REASONABLE ESTIMATE OF SELLER’S DAMAGES AND AS SELLER’S EXCLUSIVE REMEDY AGAINST BUYER, AT LAW OR IN EQUITY, IN THE EVENT OF A DEFAULT IN FAILING TO CLOSE UNDER THIS AGREEMENT ON THE PART OF BUYER. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT SUCH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.

Initials:          Seller ________          Buyer _________

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7.2         Default by Seller. If the sale of the Property under this Agreement does not occur because of Seller’s default under this Agreement, then Buyer’s sole and exclusive remedy is to elect one of the following: (a) to terminate this Agreement, or (b) to bring a suit for specific performance, within forty-five (45) days following Seller’s default.

Article 8

Risk of Loss

8.1         Condemnation. If, prior to Closing, a governmental authority initiates action to take any of the Properties or a portion thereof by eminent domain proceedings, Buyer shall elect (a) to terminate this Agreement as to all of the Properties without further liability to Seller, upon which Escrow Agent will return the Deposit to Buyer and neither party shall have any obligation to the other under this Agreement, except as expressly provided herein, or (b) to continue to Closing on all of the Properties, in which case (i) Buyer shall have the right to consult with Seller regarding the eminent domain proceedings and Seller shall not settle any such proceedings without Buyer’s prior written consent, (ii) at Closing Buyer will be assigned the entire award of the condemning authority with respect to the affected Property, or if already collected by Seller, Buyer will receive a credit against the cash portion of the Purchase Price, in an amount equal to the entire award received by Seller.

8.2         Casualty. Except as provided in Article 4, Seller assumes all risks and liability for damage to or injury occurring to any of the Properties by fire, storm, accident, or any other casualty or cause until Closing. If, between the Effective Date and the Closing Date, any Property suffers Material Damage, Seller shall promptly notify Buyer. Buyer may elect, by written notice delivered to Seller within fifteen (15) days after receipt of such notice, to (a) terminate this Agreement, and neither party shall have any further obligation to the other except as may be expressly provided herein, or (b) continue to Closing on all of the Properties, and award any insurance proceeds resulting from the Material Damage to Buyer, or if already collected by Seller, Buyer will receive a credit against the cash portion of the Purchase Price, in an amount equal to the entire amount of insurance proceeds received by Seller. The Closing Date may be extended as necessary to permit Buyer and Seller the full fifteen (15) days. “Material Damage” means damage which may be cause for the termination of a Major Lease, which causes required parking for any Property to fall below that required by applicable law or any Lease (and Seller is unable to provide additional parking for the Property in locations and on terms reasonably acceptable to Buyer), or costing in Buyer’s reasonable judgment five percent (5%) or more of the Allocated Purchase Price of the applicable Property to repair. If between the Effective Date and the Closing Date, any Property suffers damage which is not Material Damage, Seller shall convey the Property to Buyer without making repairs and assign to Buyer all insurance proceeds payable on account of such damage. If Buyer does not terminate this Agreement pursuant to this section following a casualty (whether or not the casualty results in Material Damage), Seller shall assign to Buyer at the Closing its right to recover under any insurance policies covering such damage and shall provide a credit to Buyer at the Closing in the amount of the deductible or other self-insured retention, if any.

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Article 9

Escrow Agent

9.1         Investment of Deposit. Escrow Agent shall hold, but need not invest, the Deposit. Escrow Agent shall notify Seller, no later than one (1) business day after Escrow Agent’s receipt thereof, that Escrow Agent has received the Deposit in immediately available funds, and is holding the same in accordance with the terms of this Agreement.

9.2         Payment at Closing. If the Closing takes place under this Agreement, Escrow Agent shall deliver the Deposit to Seller on the Closing Date, as part of the cash portion of the Purchase Price.

9.3         Payment on Demand. In the event that Seller claims the Deposit pursuant to the provisions of this Agreement, Seller shall deliver written notice of such claim to Escrow Agent and to Buyer and, unless Buyer within ten (10) days thereafter notifies Escrow Agent of any objection to such requested disbursement of the Deposit, Escrow Agent shall disburse the Deposit to Seller and shall thereupon be released and discharged from any further duty or obligation hereunder with respect to the Deposit.

9.4         Escrow Instructions. The parties shall promptly deposit a fully executed copy of this Agreement with Escrow Agent and this Agreement shall serve as escrow instructions to Escrow Agent for consummation of the transactions contemplated hereby. Escrow Agent’s execution and acknowledgement of this Agreement is not a condition to the effectiveness of this Agreement as between Buyer and Seller. The Parties agree to execute such additional escrow instructions as may be appropriate to enable Escrow Agent to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control unless such supplementary instructions are signed by both Buyer and Seller and a contrary intent is expressly indicated in such supplementary instructions.

9.5         Execution by Escrow Agent. Escrow Agent has executed this Agreement solely for the purpose of acknowledging receipt of this Agreement, duly executed by Buyer and Seller, and agreeing to the provisions of Sections 5.9 and 5.10 and this Article 9. Escrow Agent’s consent to any modification or amendment of this Agreement other than this Article 9 shall not be required.

Article 10

Miscellaneous

10.1       Assignment. Buyer may not assign its rights under this Agreement without first obtaining Seller’s written approval, which approval Seller may withhold in Seller’s sole discretion. Notwithstanding the foregoing, Buyer shall have the right to take title to one or more of the Properties in the name of a subsidiary wholly-owned by Buyer, with notice to, but without consent of, Seller.

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10.2         Brokers. Each party represents that it has not engaged a broker in connection with this transaction. Each party agrees that should any claim be made for brokerage commissions or finder’s fees by any broker or finder by, through or on account of any acts of said party or its representatives, said party will indemnify, defend, protect and hold the other party free and harmless from and against any and all loss, liability, cost, damage and expense in connection therewith. The provisions of this section shall survive Closing or earlier termination of this Agreement.

10.3         Notices. Any notice required or permitted under this Agreement shall be in writing and delivered by hand or overnight courier (such as United Parcel Service or Federal Express), sent by facsimile or mailed by United States registered or certified mail, return receipt requested, postage prepaid and addressed to each party at its address as set forth below. Notice is considered given on the date of hand or courier delivery, confirmed facsimile transmission, deposit with such overnight courier for next business day delivery, or deposit in the United States mail. The parties’ respective addresses for notice purposes are as follows:

If to Buyer:		SGO Retail Acquisitions Venture, LLC
c/o Oaktree Real Estate Group
333 So. Grand Avenue, 28th Floor
Los Angeles, CA 90071
Attention: Cary Kleinman and Justin Guichard
Telephone: (213) 830-6316
Facsimile: (213) 830-6392

With a copy to:		Jones Day
555 California Street, 26th Floor
San Francisco, CA 94104
Attention: Barbara Gregoratos and Brad Curtis
	Telephone:	415-875-5830 (Ms. Gregoratos)
415-875-5878 (Mr. Curtis)
	Facsimile:	(415) 875-5700

If to Seller:		TNP SRT Osceola Village, LLC
SRT Constitution Trail, LLC
TNP SRT Aurora Commons, LLC
c/o Strategic Retail Trust, Inc.
c/o Glenborough LLC
400 South El Camino, 11th Floor
San Mateo, CA 94402-170
Attention: Alan Shapiro
Telephone: (650) 343-9300
Facsimile: (650) 343-9690

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With a copy to:	c/o Strategic Retail Trust, Inc.
c/o Glenborough LLC
400 South El Camino, 11th Floor
San Mateo, CA 94402-170
Attention: G. Lee Burns, Jr., General Counsel
Telephone: (650) 343-9300
Facsimile: (650) 343-9690

If to Escrow Agent/	First American Title Insurance Company
Title Company:	3281 East Guasti Road, Suite 440
Ontario, CA 91761
Attention: Wendy Hagen Bowen
Telephone: (909)510-6225
Facsimile: (877) 461-2090

10.4         General Provisions. Whenever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

10.5         Governing Law. This Agreement is governed by the laws of the state of California. All actions or claims arising out of or in connection with this Agreement or any other actions or claims between the parties hereto shall be brought only in State court in the county in of Los Angeles or San Francisco.

10.6         Counterparts. This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement.

10.7         Time. Time is of the essence; however, if the date for performance of any action under this Agreement shall fall on a day other than a business day, such action shall, and may, be performed on the next succeeding business day. The term “business day” as used in this Agreement means a day other than Saturday, Sunday or a federal or State of California legal holiday on which banks located in the State of California are authorized by California law or federal law to close for business; provided, however, if performance by a party of its obligations hereunder requires performance in a jurisdiction in which a Property is located and cannot be performed because the date for such performance falls on a state or local holiday in such jurisdiction, such day shall not be a business day under this Agreement.

10.8         Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended to limit or define the text of any section or subsection.

10.9         Exhibits and Schedules. The following schedules or exhibits attached hereto shall be deemed to be an integral part of this Agreement:

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Exhibit A-1	-	Legal Description of Aurora Retail Real Property
Exhibit A-2	-	Legal Description of Aurora Office Real Property
Exhibit A-3	-	Legal Description of Normal Real Property
Exhibit A-4	-	Legal Description of Kissimmee Real Property
Exhibit B-1	-	Aurora Retail Real Property Leases
Exhibit B-2	-	Aurora Office Real Property Leases
Exhibit B-3	-	Normal Real Property Leases
Exhibit B-4	-	Kissimmee Real Property Leases
Exhibit C-1	-	Aurora Retail Real Property Service Contracts
Exhibit C-2	-	Aurora Office Real Property Service Contracts
Exhibit C-3	-	Normal Real Property Service Contracts
Exhibit C-4	-	Kissimmee Real Property Service Contracts
Exhibit D-1	-	Form of Ohio Deed
Exhibit D-2	-	Form of Illinois Deed
Exhibit D-3	-	Form of Florida Deed
Exhibit E	-	Form of Bill of Sale and Assignment
Exhibit F	-	FIRPTA Affidavit
Exhibit G-1	-	Leasing Commissions, Finders’ Fees and Allowances
Exhibit G-2		Credits
Exhibit H	-	Form of Tenant Estoppel Certificate
Exhibit H-1	-	Major Tenants
Exhibit I	-	Intentionally Omitted
Exhibit J	-	Intentionally Omitted
Exhibit K	-	Sample Rent Roll
Exhibit L	-	Form of Property Management Agreement
Schedule 1.3	-	Allocated Purchase Price
Schedule 6.1.5	-	Right to Purchase or Right of First Refusal
Schedule 6.1.22		Events of Default Under Loan Documents
Schedule 6.1.23		Zoning

10.10         Entire Agreement. This Agreement, including Exhibits, contain the entire agreement between the parties pertaining to the subject matter hereof and fully supersede all prior written or oral agreements and understandings between the parties pertaining to such subject matter and may not be amended except in writing, signed by both Seller and Buyer.

10.11         Attorneys’ Fees. If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements. This Section shall survive Closing or any earlier termination of this Agreement.

10.12         Survival. All provisions of this Agreement which expressly survive the Closing shall survive the Closing, and if limited to a specified term, only for the stated term. All other provisions of this Agreement which do not expressly survive the Closing but which require performance after the Closing and are not fully performed as of the Closing shall survive the Closing.

10.13         No Recordation. None of this Agreement, any memorandum of Agreement or any notice relating to the Agreement may be recorded in any public records.

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10.14         Jury Trial Waiver. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THEIR RIGHT TO A JURY TRIAL IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTION CONTEMPLATED UNDER THE AGREEMENT OR ANY COURSE OF DEALINGS OR ACTIONS BY THE PARTIES RELATING TO THIS AGREEMENT. THIS WAIVER SHALL SURVIVE CLOSING UNDER OR TERMINATION OF THIS AGREEMENT.

10.15         Bulk Sales Indemnity. Glenborough Property Partners, LLC, a Delaware limited liability company (“Indemnitor”) hereby agrees to indemnify, protect, and hold Buyer and SGO Constitution Trail, LLC, a Delaware limited liability company ("Constitution Buyer") harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, proceedings, costs, disbursements, or expenses which may be imposed upon or reasonably incurred by or asserted against Buyer or Constitution Buyer and arising from or out of any demand for unpaid taxes or a claim for lien issued by the Illinois Department of Revenue pursuant to the Illinois law against Buyer or Constitution Buyer related to events and circumstances occurring prior to the sale of the Normal Property. This indemnity shall survive the Closing, the delivery and recordation of the Deeds, and any termination of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

“SELLER”

SRT CONSTITUTION TRAIL, LLC,
a Delaware limited liability company

By:	SRT SECURED HOLDINGS, LLC,
a Delaware limited liability company,
its sole member

	By:	SRT SECURED HOLDINGS MANAGER, LLC,
a Delaware limited liability company,
its manager

By:
Name:
Title:

[Signatures Follow on Next Page]

Signature page to Purchase and Sale Agreement

TNP SRT AURORA COMMONS, LLC,
a Delaware limited liability company

By:	SRT SECURED HOLDINGS, LLC,
a Delaware limited liability company,
its sole member

	By:	SRT SECURED HOLDINGS MANAGER, LLC,
a Delaware limited liability company,
its manager

By:
Name:
Title:

[Signatures Follow on Next Page]

2

TNP SRT OSCEOLA VILLAGE, LLC,
a Delaware limited liability company

By:	SRT SECURED HOLDINGS, LLC,
a Delaware limited liability company,
its sole member

	By:	SRT SECURED HOLDINGS MANAGER, LLC,
a Delaware limited liability company,
its manager

By:
Name:
Title:

[Signatures Follow on Next Page]

3

BUYER:

SGO Retail Acquisitions Venture, LLC,
a Delaware limited liability company,

By:	GLB SGO, LLC,
a Delaware limited liability company
its Managing Member

By:
Name:
Its:

[SIGNATURES CONTINUED ON THE FOLLOWING PAGES]

Signature page to Purchase and Sale Agreement

Escrow Agent has executed this Agreement for the limited purposes set forth in this Agreement.

ESCROW AGENT:

FIRST AMERICAN TITLE COMPANY

By:
Name:
Title:

[Signature page to Purchase and Sale Agreement]

Indemnitor has executed this Agreement for the sole purpose of acknowledging their agreement to be bound by the provisions of Section 10.15.

“INDEMNITOR”

GLENBOROUGH PROPERTY PARTNERS, LLC,
a Delaware limited liability company

By:
Name: Andrew Batinovich
Title: President and Chief Executive Officer

[Signature page to Purchase and Sale Agreement]

Exhibit A-1

Legal Description of Aurora Retail Real Property

Real property in the City of Aurora, County of Portage, State of Ohio, described as follows:

TRACT I:

Parcel "A"

Situated in the City of Aurora, County of Portage, State of Ohio and known as being part of Original Aurora Township, Lot No. 18 and is further bounded and described as follows:

Beginning at a 7/8" iron pin found at the intersection of the center line of West Garfield Road (State Route 82) (60 feet wide) with the center line of Bissell Road (50 feet wide). Thence South 89° 41’ 30" East, along said center line of West Garfield Road, a distance of 808.88 feet to a P.K. nail found at the Northeasterly corner of Parcel No. 4 of land conveyed to Aurora Commons Phase Two, LLC by deed recorded in Document No. 200205196 of Portage County Records and the principal place of beginning of the land herein described;

Course 1 Thence South 89°-41’-30" East, continuing along said center line of West Garfield Road, a distance of 483.87 feet;

Course 2 Thence South 00°-18’-30" West, passing through a 5/8" iron pin (Neff-7065) set at 30.00 feet, the Southerly right of way line of said West Garfield Road, a distance of 214.71 feet to a 5/8" iron pin (Neff-7065) set; Form 5011639 (8-1-09) Page 4 of 13 ALTA Commitment (6-17-06)

Ohio Course 3 Thence South 53°-36’-19" East, a distance of 85.93 feet to a 5/8" iron pin (Neff-7065) set;

Course 4 Thence South 08°-09’-00" East, a distance of 157.55 feet to a 5/8" iron pin (Neff-7065) set in the Northwesterly line of Parcel No. 2 of land so conveyed to the aforesaid Aurora Commons Phase Two, LLC;

Course 5 Thence South 67°-18’-30" West, along said Northwesterly line of Parcel No. 2, a distance of 28.74 feet to a magnetic nail found at a Northwesterly corner thereof;

Course 6 Thence South 08°-09’-00" East, along a Westerly line of said Parcel No. 2 and along a Westerly line of a parcel of land conveyed to the City of Aurora by deed recorded in Document No. 201108720 of Portage County Records, a distance of 1109.28 feet to a Southwesterly corner thereof. Said corner marked by a 1/2" iron pin found South 66°-58’-29" West, a distance of 0.52 feet;

Course 7 Thence North 82°-15’-00" East, along a Southerly line of land so conveyed to the City of Aurora, a distance of 73.14 feet to a 1/2" iron pin found at an interior corner thereof;

Course 8 Thence South 07°-59’-20" East, along a Westerly line of land so conveyed to the City of Aurora, a distance of 249.75 feet to a P.K. nail found at a Southwesterly corner thereof and the center line of West Pioneer Trail (60 feet wide);

Course 9 Thence South 82°-00’-42" West, along said center line of West Pioneer Trail, a distance of 60.00 feet to a P.K. nail found at a Southeasterly corner of a parcel of land conveyed to the City of Aurora by deed recorded in Document No. 200121047 of Portage County Records;

Course 10 Thence North 07°-59’-20" West, along an Easterly line of land so conveyed to the City of Aurora, as last aforesaid, a distance of 30.00 feet to a P.K. nail found at an angle point therein and the Northerly right of way line of said West Pioneer Trail;

Course 11 Thence North 26°-24’-10" West, continuing along said Easterly line of land so conveyed to the City of Aurora, as last aforesaid, a distance of 232.11 feet to a 1/2" iron pin found at an angle point therein;

Course 12 Thence North 08°-09’-00" West, continuing along said Easterly line of land so conveyed to the City of Aurora, as last aforesaid and along the Easterly line of a parcel of land conveyed to the United States Postal Service by deed recorded in Volume 1087, Page 664 of Portage County Records, a distance of 625.06 feet to a 1/2" iron pin found at the Northeasterly corner thereof;

Course 13 Thence North 61°-16’-00" West, along the Northeasterly line of land so conveyed to the United States Postal Service, a distance of 218.47 feet to a magnetic nail found at theNorthwesterly corner thereof;

Course 14 Thence South 28°-44’-00" West, along the Northwesterly line of land so conveyed to the United States Postal Service, a distance of 240.00 feet to a magnetic nail found at the Southwesterly corner thereof;

Course 15 Thence South 61°-16’-00" East, along the Southwesterly line of land so conveyed to the United States Postal Service, a distance of 54.74 feet to a 5/8" iron pin (Neff-7065) set at an angle point in the Northeasterly line of Parcel No. 2 of land conveyed to TNP SRT Aurora Commons, LLC by deed recorded in Document No. 201205050 of Portage County Records;

Course 16 Thence South 56°-26’-46" West, along said Northeasterly line of Parcel No. 2, a distance of 66.63 feet to a 5/8" iron pin (Neff-7065) set at an angle point therein;

Course 17 Thence North 61°-09’-00" West, continuing along said Northeasterly line of Parcel No. 2, a distance of 180.00 feet to a magnetic nail set at an angle point therein;

Course 18 Thence North 73°-09’-00" West, continuing along said Northeasterly line of Parcel No. 2, a distance of 270.98 feet to a 5/8" iron pin (Neff-7065) set at the Northwesterly corner thereof and the Easterly line of a parcel of land conveyed to Aurora Manor Limited Partnership by deed recorded in Document No. 201114790 of Portage County Records;

Course 19 Thence North 02°-55’-20" West, along said Easterly line of land so conveyed to Aurora Manor Limited Partnership and along the aforesaid Easterly line of Parcel No. 4 of land so conveyed to Aurora Commons Phase Two, LLC, a distance of 322.68 feet to a 5/8" iron pin (Dudley-6747) found at an angle point therein;

Course 20 Thence North 17°-34’-18" East, along said Easterly line of Parcel No. 4, a distance of 633.33 feet to the principal place of beginning and containing 16.2705 Acres (708,744 Square Feet) of land according to a survey made by Thomas J. Neff, Jr. Registered Surveyor No. 7065- Ohio in April 2012.

The subject premises being part of Parcel No. 1 of land conveyed to TNP SRT Aurora Commons, LLC by deed recorded in Document No. 201205050 of Portage County Records.

The basis of bearings for the premises surveyed is South 89°-41’-30" East, as the center line of West Garfield Road (State Route 82) as evidenced by the deed recorded in Document No. 201205050 of Portage County Records.

Parcel "B"

Intentionally omitted.

Parcel "C"

Situated in the City of Aurora, County of Portage, State of Ohio and known as being part of Original Aurora Township, Lot No. 18 and is further bounded and described as follows:

Beginning at a 7/8" iron pin found at the intersection of the center line of West Garfield Road (State Route 82) (60 feet wide) with the center line of Bissell Road (50 feet wide). Thence South 89°-41’-30" East, along said center line of West Garfield Road, a distance of 808.88 feet to a P.K. nail found at the Northwesterly corner of Parcel No. 1 of land conveyed to TNP SRT Aurora Commons, LLC by deed recorded in Document No. 201205050 of Portage County Records. Thence South 17°-34’-18" West, along the Westerly line of said Parcel No. 1, a distance of 633.33 feet to an angle point therein. Thence South 02°-55’-20" East, continuing along said Westerly line of Parcel No. 1 and along the Easterly line of a parcel of land conveyed to Aurora Manor Limited Partnership by deed recorded in Document No. 201114790 of Portage County Records, a distance of 322.68 feet to a 5/8" iron pin (Neff-7065) set at the Southwesterly corner of said Parcel No. 4 and the principal place of beginning of the land herein described;

Course 1 Thence South 73°-09’-00" East, along the Southwesterly line of said Parcel No. 1, a distance of 270.98 feet to a magnetic nail set at an angle point therein;

Course 2 Thence South 61°-09’-00" East, continuing along said Southwesterly line of Parcel No. 1, a distance of 180.00 feet to a 5/8" iron pin (Neff-7065) set at an angle point therein;

Course 3 Thence North 56°-26’-46" East, continuing along said Southwesterly line of Parcel No. 1, a distance of 66.63 feet to a 5/8" iron pin (Neff-7065) set at a Southeasterly corner thereof and the Southwesterly line of a parcel of land conveyed to the United States Postal Service by deed recorded in Volume 1087, Page 664 of Portage County Records;

Course 4 Thence South 61°-16’-00" East, along said Southwesterly line of land so conveyed to the United States Postal Service, a distance of 290.81 feet to a 5/8" iron pin (Neff-7065) set at an angle point in the Northerly line of a parcel of land conveyed to the City of Aurora by deed recorded in Document No. 200121047 of Portage County Records;

Course 5 Thence South 82°-54’-59" West, along said Northerly line of land so conveyed to the City of Aurora and along the Northerly line of a parcel of land conveyed to the City of Aurora by deed recorded in Document No. 200121046 of Portage County Records, a distance of 714.79 feet to a 1/2" iron pin found at the Southeasterly corner of land so conveyed to the aforesaid Aurora Manor Limited Partnership;

Course 6 Thence North 02°-55’-20" West, along the Easterly line of land so conveyed to Aurora Manor Limited Partnership, a distance of 356.99 feet to the principal place of beginning and containing 3.1379 Acres (136,687 Square Feet) of land according to a survey made by Thomas J. Neff, Jr. Registered Surveyor No. 7065-Ohio in April of 2012.

The subject premises being part of Parcel No. 2 of land conveyed to TNP SRT Aurora Commons, LLC by deed recorded in Document No. 201205050 of Portage County Records.

2

The basis of bearings for the premises surveyed is South 89°-41’-30" East, as the center line of West Garfield Road (State Route 82) as evidenced by the deed recorded in Document No. 201205050 of Portage County Records.

TRACT II:

Together with a non-exclusive Reciprocal Easement recorded November 22, 1989 as Volume 1087, Page 166 of Portage County Records.

TRACT III:

Together with a non-exclusive Reciprocal Easement recorded March 23, 2012 as Document No. 201205052 and First Amendment recorded April 6, 2012 as Document No. 201205965, of Portage County Records.

APN:  03-018-00-00-032-012 and 03-018-00-00-033-000

3

Exhibit A-2
Legal Description of Aurora Office Real Property

Real property in the City of Aurora, County of Portage, State of Ohio, described as follows:

TRACT I:

Parcel "A"

Intentionally omitted.

Parcel "B"

Situated in the City of Aurora, County of Portage, State of Ohio and known as being part of Original Aurora Township, Lot No. 18 and is further bounded and described as follows:

Beginning at a 7/8" iron pin found at the intersection of the center line of West Garfield Road (State Route 82) (60 feet wide) with the center line of Bissell Road (50 feet wide). Thence South 89°-41’-30" East, along said center line of West Garfield Road, a distance of 808.88 feet to a P.K. nail found at the Northeasterly corner of Parcel No. 4 of land conveyed to Aurora Commons Phase Two, LLC by deed recorded in Document No. 200205196 of Portage County Records, the same being the Northwesterly corner of Parcel No. 1 of land conveyed to TNP SRT Aurora Commons, LLC by deed recorded in Document No. 201205050 of Portage County Commons, LLC by deed recorded in Document No. 201205050 of Portage County Records. Thence South 89°- 41’-30" East, continuing along said centerline of West Garfield Road, a distance of 483.87 feet to the principal place of beginning of the land herein described;

Course 1 Thence South 89°-41’-30" East, continuing along said center line of West Garfield Road, a distance of 537.05 feet to a magnetic nail found at the Northwesterly corner of a parcel of land conveyed to Kallstrom Taylor Partnership, LLC by deed recorded in Document No. 2000025053 of Portage County Records;

Course 2 Thence South 00°-18’-30" West, along the Westerly line of land so conveyed to Kallstrom Taylor Partnership, LLC, a distance of 270.00 feet to a 1/2" iron pin found at the Northeasterly corner of Parcel No. 2 of land conveyed to Aurora Commons Phase Two, LLC by deed recorded in Document No. 200205196 of Portage County Records;

Course 3 Thence North 89°-41’-30" West, along the Northerly line of said Parcel No. 2, a distance of 265.00 feet to a magnetic nail found at a Northwesterly corner thereof;

Course 4 Thence South 00°-18’-30" West, along a Westerly line of said Parcel No. 2, a distance of 75.00 feet to a 1/2" iron pin found at an interior corner thereof;

Course 5 Thence South 67°-18’-30" West, along the Northwesterly line of said Parcel No. 2, a distance of 194.93 feet to a magnetic nail set;

Course 6 Thence North 08°-09’-00" West, a distance of 157.55 feet to a 5/8" iron pin (Neff-7065) set;

Course 7 Thence North 53°-36’-19" West, a distance of 85.93 feet to a 5/8" iron pin (Neff- 7065) set;

Course 8 Thence North 00°-18’-30" East, passing through a 5/8" iron pin (Neff-7065) set at 184.71 feet, the Southerly right of way line of aforesaid West Garfield Road, a distance of 214.71 feet to the principal place of beginning and containing 3.7858 acres (164,909 Square Feet) of land according to a survey made by Thomas J. Neff, Jr. Registered Surveyor No. 7065-Ohio in April of 2012.

The subject premises being part of Parcel No. 1 of land conveyed to TNP SRT Aurora Commons, LLC by deed recorded in Document No. 201205050 of Portage County Records.

The basis of bearings for the premises surveyed is South 89°-41’-30" East, as the center line of West Garfield Road (State Route 82) as evidenced by the deed recorded in Document No. 201205050 of Portage County Records.

Parcel "C"

Intentionally omitted.

The subject premises being part of Parcel No. 2 of land conveyed to TNP SRT Aurora Commons, LLC by deed recorded in Document No. 201205050 of Portage County Records.

The basis of bearings for the premises surveyed is South 89°-41’-30" East, as the center line of West Garfield Road (State Route 82) as evidenced by the deed recorded in Document No. 201205050 of Portage County Records.

TRACT II:

Together with a non-exclusive Reciprocal Easement recorded November 22, 1989 as Volume 1087, Page 166 of Portage County Records.

TRACT III:

Together with a non-exclusive Reciprocal Easement recorded March 23, 2012 as Document No. 201205052 and First Amendment recorded April 6, 2012 as Document No. 201205965, of Portage County Records.

APN:  03-018-00-00-033-001

2

Exhibit A-3
Legal Description of Normal Real Property

Real property in the City of Normal, County of McLean, State of Illinois, described as follows:

TRACT NO. 1:

LOTS 1, 2, 3, 6 AND 8 AND OUTLOTS 5, 7, 12 AND 500, 502, AND 503 IN THE CONSTITUTION TRAIL CENTRE SUBDIVISION, ACCORDING TO THE PLAT THEREOF RECORDED AUGUST 7, 2007 AS DOCUMENT NUMBER 2007-21949, IN MCLEAN COUNTY, ILLINOIS;

EXCEPTING:

THE SECOND ADDITION TO CONSTITUTION TRAIL CENTRE A PLANNED UNIT DEVELOPMENT IN THE TOWN OF NORMAL, ACCORDING TO THE PLAT THEREOF RECORDED JUNE 5, 2008 AS DOCUMENT NUMBER 2008-15763, IN MCLEAN COUNTY, ILLINOIS;

EXCEPTING:

THE THIRD ADDITION TO CONSTITUTION TRAIL CENTRE A PLANNED UNIT DEVELOPMENT IN THE TOWN OF NORMAL, ACCORDING TO THE PLAT THEREOF RECORDED JUNE 5, 2008 AS DOCUMENT NUMBER 2008-15764, IN MCLEAN COUNTY, ILLINOIS.

EXCEPTING:

THE FIRST ADDITION TO CONSTITUTION TRAIL CENTRE A PLANNED UNIT DEVELOPMENT IN THE TOWN OF NORMAL, ACCORDING TO THE PLAT THEREOF RECORDED FEBRUARY 20, 2009 AS DOCUMENT NUMBER 2009-4743, IN MCLEAN COUNTY, ILLINOIS.

EXCEPTING:

THE FOURTH ADDITION TO CONSTITUTION TRAIL CENTRE A PLANNED UNIT DEVELOPMENT IN THE TOWN OF NORMAL, ACCORDING TO THE PLAT THEREOF RECORDED JULY 1, 2009 AS DOCUMENT NUMBER 2009-20923, IN MCLEAN COUNTY, ILLINOIS.

TRACT 1A:

EASEMENTS CONTAINED IN THAT CERTAIN RECORD DECLARATION OF EASEMENT AND OPERATIONS AGREEMENT DATED AUGUST 31, 2007 AND RECORDED SEPTEMBER 11, 2007 AS DOCUMENT NUMBER 2007-00025124, IN MCLEAN COUNTY, ILLINOIS.

TRACT NO. 2:

INTENTIONALLY DELETED.

TRACT NO. 3:

OUTLOT 509 IN THE THIRD ADDITION TO CONSTITUTION TRAIL CENTRE A PLANNED UNIT DEVELOPMENT IN THE TOWN OF NORMAL, ACCORDING TO THE PLAT THEREOF RECORDED JUNE 5, 2008 AS DOCUMENT NUMBER 2008-15764, IN MCLEAN COUNTY, ILLINOIS.

TRACT NO. 4:

LOT 20 AND OUTLOTS 506 AND 507 IN THE FIRST ADDITION TO CONSTITUTION TRAIL CENTRE A PLANNED UNIT DEVELOPMENT IN THE TOWN OF NORMAL, ACCORDING TO THE PLAT THEREOF RECORDED FEBRUARY 20, 2009 AS DOCUMENT NUMBER 2009-4743, IN MCLEAN COUNTY, ILLINOIS.

TRACT NO. 5:

LOT 9 AND OUTLOT 510 IN THE FOURTH ADDITION TO CONSTITUTION TRAIL CENTRE A PLANNED UNIT DEVELOPMENT IN THE TOWN OF NORMAL, ACCORDING TO THE PLAT THEREOF RECORDED JULY 1, 2009 AS DOCUMENT NUMBER 2009-20923, IN MCLEAN COUNTY, ILLINOIS.

APN's:

14-16-454-001

14-16-454-002

14-16-454-004

14-16-380-001

14-16-379-004

14-16-380-002

14-16-379-005

14-16-379-001

14-16-454-003

14-16-326-003

14-16-326-002

14-16-405-002

14-16-404-004

14-16-404-003

14-16-404-005

14-16-404-006

14-16-379-008

14-16-379-009

Exhibit A-4

Legal Description of Kissimmee Real Property

Real property in the City of Kissimmee, County of Osceola, State of Florida, described as follows:

PARCEL 1:

LOTS 1, 3, 4, 5, 6, 7, AND 8, INCLUSIVE, OSCEOLA VILLAGE, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 21, PAGES 17 AND 18, INCLUSIVE, OF THE PUBLIC RECORDS OF OSCEOLA COUNTY, FLORIDA.

PARCEL 2:

EASEMENT RIGHTS, AS CONTAINED IN THAT CERTAIN ACCESS AND EASEMENT AGREEMENT, RECORDED IN OFFICIAL RECORDS BOOK 3300, PAGE 2533, OF THE PUBLIC RECORDS OF OSCEOLA COUNTY, FLORIDA.

PARCEL 3:

EASEMENTS CONTAINED IN THAT CERTAIN DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS FOR OSCEOLA VILLAGE, RECORDED IN OFFICIAL RECORDS BOOK 4317, PAGE 250, OF THE PUBLIC RECORDS OF OSCEOLA COUNTY, FLORIDA.

APN:  R052529-188200010010 and R052529-188200010030 and R052529-188200010040 and R052529-188200010050 and R052529-188200010060 and R052529-188200010070 and R052529-188200010080

Exhibit B-1
Aurora Retail Real Property Leases

TENANT	SECURITY DEPOSIT
Ultimate Wash, LTD	-
Quickchange Operating Company, LTD	$400.00
Marc Glassman, Inc.	-
Mazzulo Enterprises, LLC	$3,062.50
Chun Ma Taekwondo Academy, Inc.	$1,350.00
Aurora Spirits, LLC	$3,375.00
Angelo’s of Aurora, Inc.	$1,667.67
Hamin, LLC dba Country Club Cleaners	$1,140.00
Steve and John’s Enterprises, Inc. dba Papous	$4,000.00
TOTAL	$14,994.17

Exhibit B-2

Aurora Office Real Property Leases

TENANT	SECURITY DEPOSIT
PNC Bank National Association	-
MIT Products (No lease)	$782.00
Larry Brown & Co. Insurance Agencies, Inc.	$657.08
Tellalian and Khaner, Inc.	-
Ad Valorem Tax, Inc.	-
Chandler Everett	$360.00
Harrison Plastic Systems, Inc.	-
Confour Systems, Inc.	$355.00
WT&L Corp.	-
List Media, Inc.	$261.00
Iron Horse Logistics	$566.00
Phoenix Metal Sales & Fabrication, LLC	$200.00
Central States Management	-
TOTAL	$3,181.08

Exhibit B-3

Normal Real Property Leases

TENANT	SECURITY DEPOSIT
Dollar Tree Stores, Inc.	-
Hae C. Song, dba SNS Beauty Fashion	$4,284.50
Michelle Lynn and Jeff Lynn dba Anytime Fitness	$6,750.00
The Digital Store, LLC	$3,556.00
The Hands Group, Inc., dba Great Clips	-
D&R Plumbing, Heating and Air, Inc.dba D&R Plumbing Heating & Air	$3,173.36
Accelerated Health Systems, LLC	$3,125.00
Subway Real Estate Corp.	-
Schnuck Markets, Inc.	-
Blackhawk Restaurant Group LLC Series CT Normal, dba Emma’s Eatery	$2,500.00
Bradford Lane Italian Foods, L.L.C., dba Rosati’s Pizza of Normal	$4,855.77
Boyle Dental, LLC	$3,186.19
Shear Logic, Inc.	$3,947.82
Royal Publishing, Inc.	$3,194.67
OKGO Restaurant Group, LLC, dba Moe’s Southwest Grill	-
Wise Finance of Normal, LLC dba Wise Finance	$1,405.25
Lien Thi My Huynh, dba Castle Nail Spa	-
Starplex Operating, LP	-
Starbucks Corporation	-
Wenzak, Inc. dba Wendy’s	-
TOTAL	$39,978.56

Exhibit B-4

Kissimmee Real Property Leases

TENANT	SECURITY DEPOSIT
The Pep Boys-Manny, Moe & Jack	-
Gregg Appliances, Inc.	-
The Onyx Gentleman’s Barbershop LLC dba The Onyx Barbershop	$6,650.00
The China Gourmet	$6,875.40
Local Liquor, LLC dba Local Liquor	$6,650.01
Muttlee Crew Pet Care, LLC	$3,871.08
Tam Phung dba Bebe Nails	$5,430.25
Keevey, Inc. dba Uni K Wax Center	$2,600.00
Visionary Properties, Inc., dba VisionWorks	-
Arturo and Claudia Caceres dba Citrine Hair Salon	$3,436.35
Central Florida Karate Academy, LLC	$3,858.44
Publix Super Markets, Inc.	-
TITC, LLC and Irina Colta, an individual dba Your Dollar Store	$6,300.00
McKelvy Companies, LLC dba The UPS Store	-
TJMF, Inc. dba The Original Mattress Factory	-

TOTAL	$45,671.53

Exhibit C-1

Aurora Retail Real Property Service Contracts

SERVICE	VENDOR
LANDSCAPING	BRAZYTIS LAWN CARE
SNOW REMOVAL	BRAZYTIS LAWN CARE
PROPERTY MAINTENANCE	KOWIT & COMPANY

Exhibit C-2

Aurora Office Real Property Service Contracts

SERVICE	VENDOR
LANDSCAPING	BRAZYTIS LAWN CARE
JANITORIAL	ALL-PRO CLEANING SERVICES
EXTERIOR PEST CONTROL	GENERAL PEST CONTROL CO
HVAC MAINTENANCE	W.F. HANN & SONS
SNOW REMOVAL	BRAZYTIS LAWN CARE
PROPERTY MAINTENANCE	KOWIT & COMPANY REAL ESTATE

Exhibit C-3

Normal Real Property Service Contracts

SERVICE	VENDOR
BACKFLOW TESTING	PIPCO
FIRE EXTINGUISHERS (Bldg. Riser Rooms)	GETZ FIRE EQUIPMENT
FIRE MONITORING	ALARM CENTRAL LLC
FIRE PANEL ALARM SYSTEM [Maintenance/Testing/Inspection]	SIEMENS
FIRE PANEL POTS LINES	FRONTIER COMMUNICATIONS
HVAC PREVENTIVE MAINTENANCE	HERMES SERVICE AND SALES
LANDSCAPING	BARR LANDSCAPING & LAWNSERVICE
PARKING LOT SWEEPING	SWEEP-A-LOT
POND MAINTENANCE	MARINE BIOCHEMISTS
PROPERTY MAINTENANCE	CHASE REAL ESTATE GROUP
REFUSE / RECYCLING	REPUBLIC SERVICES
SNOW REMOVAL	LKM MOWING & LANDSCAPING

Exhibit C-4

Kissimmee Real Property Service Contracts

SERVICE	VENDOR
PARKING LOT SWEEPING	PROSWEEP
AMERICAN FIRE	FIRE MONITORING
LANDSCAPING	BAKER LANDSCAPING
DAY PORTER	KRS BUILDING MAINTENANCE
DAY PORTER (VACANT UNITS)	KRS BUILDING MAINTENANCE
EXTERIOR PEST CONTROL	PRO-TEK PEST CONTROL
FIRE SPRINKLER	WIGINGTON FIRE
FIRE ALARM TEST/INSPECTION	WIGINGTON FIRE
BACKFLOW TESTING	WIGINGTON FIRE
PRESSURE CLEANING	MALLARD SYSTEMS
PRESSURE CLEANING	KRS BUILDING MAINTENANCE
PROPERTY MAINTENANCE	HOLD THYSSEN

Exhibit D-1
Form of Ohio Deed

LIMITED WARRANTY DEED

KNOW ALL MEN BY THESE PRESENTS, that TNP SRT AURORA COMMONS LLC, a Delaware limited liability company, whose mailing address is __________________________________ (“Grantor”), for good and valuable consideration, the receipt of which is hereby acknowledged does hereby grant and convey, with limited warranty covenants, to ______________________________, a ____________________ (“Grantee”), whose tax mailing address is [_______________________], its successors and assigns, forever, the following described premises, situated in the City of Portage, County of Aurora and State of Ohio:

[See Attached Exhibit A]

together with all appurtenant rights, privilege and easements thereunto belonging (all of the foregoing being hereinafter referred to as the “Premises”), SUBJECT, HOWEVER, to all municipal ordinances and all easements, restrictions, limitations, reservations and conditions of record, without reimposition of the same to the extent any of the foregoing have been released, expired or are in any way or wise no longer legally enforceable.

Grantor hereby covenants with said Grantee that it is lawfully seized of the Premises hereby conveyed in fee simple; that it has good right and lawful authority to sell and convey said Premises;

TO HAVE AND TO HOLD the above granted and bargained Premises unto the said GRANTEE, her successors and assigns, forever.

Prior Instrument Reference: Volume _____, Page _____.

(Signatures on the Following Page)

IN WITNESS WHEREOF, Grantor has duly executed this Limited Warranty Deed this ____ day of ____________, 201_.

______________________,
a _____________________

By:
Name:
Title:

ACKNOWLEDGMENT

STATE OF ____________ COUNTY OF _____________	SS:

BEFORE ME, a Notary Public in and for said County and State, personally appeared the above-named _____________, a ___________, by _____________, its ____________________, who acknowledged that he/she did sign the foregoing instrument and that the same is the free act and deed of said corporation and his/her free act and deed of him/her as such officer.

WITNESS my signature and notarial seal at _____________ this ____ day of ____________, 201_.

Notary Public

This Instrument was prepared by:

________________

________________

________________

EXHIBIT A

LEGAL DESCRIPTION

[Insert Legal Description]

Permanent Parcel Number: __________

Exhibit D-2

Form of Illinois Deed

PREPARED BY:

_________________________

_________________________

_________________________

RECORDING REQUESTED BY, AND
WHEN RECORDED, RETURN TO:

_________________________

_________________________

_________________________

(Space above this line for Recorder’s use)

SPECIAL WARRANTY DEED

THIS AGREEMENT, made this ___ day of _______, 20__, between SRT CONSTITUTION TRAIL, LLC, a Delaware limited liability company (“Grantor”), and ___________, a ___________ (“Grantee”).

Witnesseth, that Grantor, for and in consideration of the sum of $10.00 Dollars and other good and valuable consideration in hand paid by the Grantee, the receipt whereof is hereby acknowledged, and pursuant to the power and authority vested in Grantor, by these presents does REMISE, RELEASE, ALIEN AND CONVEY unto the Grantee, and to its successors and assigns, FOREVER, all the following described real estate, situated in the City of Normal, County of Mclean and State of Illinois known and described as follows, to wit:

See Exhibit A attached hereto

Together with all and singular the hereditaments and appurtenances thereunto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all the estate, right, title, interest, claim or demand whatsoever, of the Grantor, either in law or equity, of, in and to the above described premises, with the hereditaments and appurtenances: TO HAVE AND TO HOLD the said premises as above described, with the appurtenances, unto the Grantee, its successors and assigns forever.

And the Grantor, for itself, and its successors, does covenant, promise and agree, to and with the Grantee, its successors and assigns, that it has not done or suffered to be done, anything whereby the said premises hereby granted are, or may be, in any manner encumbered or charged, except as herein recited; and that it WILL WARRANT AND DEFEND the said premises, against all persons lawfully claiming, or to claim the same, by, through or under it.

IN WITNESS WHEREOF, Grantor has caused its name to be signed to these presents by its sole member, the day and year first above written.

GRANTOR:	______________________,
a _____________________

By:
Name:
Title:

Forward future tax bills to:

_________________________

_________________________

_________________________

STATE OF _____________	)
	)	SS
COUNTY OF _____________	)

I, ____________________, a notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY THAT ________________, personally known to me to be the _____________ of _____________________, a ___________, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such he signed and delivered the said instrument pursuant to proper authority given said corporation, as his free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this ____ day of ________, 20__.

Notary Public

[SEAL]

My commission expires:

EXHIBIT A TO SPECIAL WARRANTY DEED

LEGAL DESCRIPTION

Exhibit D-3

Form of Florida Deed

This instrument prepared by:

_________________________

_________________________

_________________________

Tax Folio Nos.:

SPACE ABOVE THIS LINE RESERVED FOR RECORDING DATA

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED, is made this ____ day of ___________, 20__, by TNP SRT OSCEOLA VILLAGE, LLC, a Delaware limited liability company (“Grantor”), whose address is _________________________, to _________________, a ________________ (“Grantee”), whose post office address is _________________________.

WITNESSETH:

Grantor, in consideration of the sum of Ten Dollars ($10.00), and other good and valuable consideration paid by Grantee, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained and sold, and by these presents does grant, bargain and sell, to Grantee, Grantee’s successors and assigns, as appropriate, forever, the following property situate in Osceola County, Florida, to-wit (the “Property”):

See Exhibit A attached hereto and made a part hereof.

TOGETHER with all the tenements, hereditaments and appurtenances thereto belonging or in anywise appertaining.

TO HAVE AND TO HOLD, the same in fee simple forever.

AND, the Grantor hereby covenants with said Grantee that the Grantor is lawfully seized of said land in fee simple; that the Grantor has good right and lawful authority to sell and convey said land, and hereby specially warrants the title to said land and will defend the same against the lawful claims of all persons claiming by, through or under the said Grantor, but against none other.

IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed as of the day and year first above written.

Signed, sealed and delivered in the presence of:	GRANTOR:
WITNESSES:	_______________________, a ________ _________________

(1)	By: _______________________
Print Name:	Its: ________________________

(2)
Print Name:

[Signature must be notarized]

EXHIBIT A

LEGAL DESCRIPTION

Exhibit E

Form of Bill of Sale and Assignment

BILL OF SALE AND ASSIGNMENT

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ____________________________, a ______________ (“Seller”), in connection with the sale of certain real property located in _____________, ____________, with an address of _____________ (the “Property”), and more particularly described on Exhibit A attached hereto, hereby grants, assigns, transfers, conveys and delivers to _________________, ____________________________ (“Buyer”), all of Seller’s right, title and interest in and to:

(a)          the “Tangible Personal Property” and the “Intangible Property” (as such terms are defined in that certain Purchase and Sale Agreement, dated as of ________________, 20__, between [Seller and Buyer] (the “Purchase Agreement”)) related to the Property, and all of the refundable cash and other deposits posted with utility companies, or any governmental agencies or authorities, all of which are listed on Exhibit B attached hereto and incorporated herein by this reference;

(b)          those certain leases described on Schedule 1 attached hereto (collectively, the “Leases”); and

(c)          the contracts described on Schedule 2 attached hereto (collectively, the “Service Contracts”),

Buyer accepts the foregoing transfers and assignments and assumes and agrees to be bound by all of the covenants, obligations, liabilities, and burdens of Seller under or in connection with the Leases and the Service Contracts, which either arise (i) on or after the date of this Assignment, or (ii) in connection with an obligation for which Buyer received a credit toward the Purchase Price payable at Closing under the Purchase Agreement.

This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

This Bill of Sale and Assignment shall be governed by the laws of the State of California.

If any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Bill of Sale and Assignment, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys’ fees and disbursements.

This Bill of Sale and Assignment may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale and Assignment as of _________, 20__.

SELLER:
______________________,
a _____________________

By:
Name:
Title:

BUYER:
______________________,
a _____________________

By:
Name:
Title:

Exhibit A to Bill of Sale and Assignment
Legal Description

Exhibit B to Bill of Sale and Assignment

Cash And Other Deposits

Schedule 1 to Bill of Sale and Assignment

Leases

Schedule 2 to Bill of Sale and Assignment

Service Contracts

Exhibit F

FIRPTA Affidavit

CERTIFICATION OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code of 1986, as amended, provides that a transferee (buyer) of a U. S. real property interest must withhold tax if the transferor (seller) is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform ____________________________ (“Buyer”) that withholding of tax is not required upon the disposition of a U.S. real property interest by __________________________, a ________________ (“Seller”), the undersigned hereby certifies the following on behalf of Seller:

1.          Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code of 1986, as amended, and Income Tax Regulations).

2.          Seller’s U. S. employer identification number is _____________.

3.          Seller’s office address is: _______________________________
___________________________________________________ Attention:___________.

4.          Seller is not a “disregarded entity” as defined in Section 1.1445-2(b)(2)(iii) of the Internal Revenue Code of 1986, as amended.

5.          Seller understands that this certification may be disclosed to the Internal Revenue Service by the Buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury, the undersigned declares that [he] has examined this certification and to the best of [his] knowledge and belief it is true, correct and complete, and [he] further declares that he has the authority to sign this document on behalf of Seller.

Executed as of the _____ day of _________________, 20__, at _____________, _________________.

____________________________

Exhibit G-1

Leasing Commissions, Finders’ Fees and Allowances

Leasing Commissions:

Constitution Trail – Emma’s Eatery	$5,500.00
Osceola Village – Pep Boys	$41,060.93

EXHIBIT G-2

CREDITS

Exhibit H
Form of Tenant Estoppel Certificate

TENANT ESTOPPEL CERTIFICATE

_________ ___, 2015

___________________________ c/o _____________________________ ______________, ___________ Attention: _________________	_________________________ c/o Oaktree Capital Management, L.P. 333 S. Grand Avenue, 28th Floor Los Angeles, CA 90071 Attention: ________________

Ladies and Gentlemen:

_________________________________ (“Tenant”) acknowledges that (a) _____________________(“Landlord”) has entered into an agreement with __________________(“Purchaser”) for the sale and purchase of the building commonly known as ___________________________ (the “Building”), (b) Landlord has requested Tenant to execute and deliver this Tenant Estoppel Certificate to Purchaser and present and future lenders providing financing with respect to the Building and related property and/or direct or indirect ownership interests in Purchaser (each, a “Lender”), and (c) Purchaser, Lender and their respective successors and assigns, will rely upon the certifications by Tenant in this Tenant Estoppel Certificate in connection with the purchase and financing of the Building or interests therein.

Tenant hereby certifies as follows:

1.          Tenant currently leases in the Building the premises (the “Premises”) commonly known as “Suite _____,” pursuant to the terms and conditions of the ____________, dated _______________, between Landlord and Tenant, [as amended by ________________________] (the “Lease”). A true, correct and complete copy of the Lease is attached hereto as Exhibit A. Except for the Lease, there are no agreements (written or oral) or documents that are binding on Landlord in connection with the lease of the Premises. The Lease is valid, binding and in full force and effect, and has not been modified or amended in any manner whatsoever except as shown on Exhibit A.

2.          The term of the Lease commenced on _______________, and including any presently exercised option or renewal term, ends on ________________, subject to any rights of Tenant to extend the term expressly set forth in the Lease. Tenant has no rights to extend the term of the Lease except to the extent expressly set forth in the Lease. Tenant has no option to terminate the Lease.

3.          Landlord has delivered possession of the Premises to Tenant, and Tenant has accepted possession of, and currently occupies, the Premises.

4.          The current monthly base rent payable under the Lease is $___________, and the current monthly payment payable under the Lease on account of taxes and operating expenses payable under the Lease is $___________________. Tenant’s percentage share of operating expenses and real estate taxes is _____%. Rent and all other charges payable under the Lease on or before the date hereof have been paid. No amounts of monthly base rent payable under the Lease have been prepaid except through the end of the current calendar month, and no other charges payable under the Lease have been prepaid for any period, other than estimated payments of operating expenses and taxes. There are no applicable abatements on rent or other charges now or hereafter existing under the Lease.

5.          All reconciliations of actual taxes and operating expenses for calendar year 2013 and all previous calendar years with payments made by Tenant therefor have been made and a report thereof delivered to Tenant. Tenant has no objections to such reconciliations.

6.          Tenant has no options, rights of offer, rights of refusal or other rights to purchase all or any portion of the Building. Tenant has no options, rights of offer, rights of refusal or other rights to expand the Premises or lease any other premises in the Building, except to the extent expressly set forth in the Lease.

7.          All obligations, if any, of Landlord under the terms of the Lease with respect to improvements or repairs to the Premises have been fully performed, and all allowances, reimbursements or other obligations of Landlord for the payment of monies to or for the benefit of Tenant have been fully paid, all in accordance with the terms of the Lease.

8.          To Tenant’s knowledge, neither Landlord nor Tenant is in default in the performance of any covenant, agreement or condition contained in the Lease, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, would constitute a default by any party under the Lease.

9.          Tenant is not the subject of any bankruptcy, insolvency or similar proceeding in any federal, state or other court or jurisdiction.

10.         Tenant is in possession of the Premises and has not subleased any portion of the Premises or assigned or otherwise transferred any of its rights under the Lease.

11.         Landlord is holding _____________________ Dollars ($________________) in the form of [cash] [letter of credit], as a security deposit under the Lease. Tenant has provided no other security to Landlord with respect to the Lease.

12.         Upon notice to Tenant that Purchaser has become the owner of Landlord’s interest in the Premises under the Lease, Tenant will recognize Purchaser as the landlord under the Lease and will pay rent and other amounts due thereunder to Purchaser.

13.         The individual executing this Tenant Estoppel Certificate has the authority to do so on behalf of Tenant and to bind Tenant to the terms hereof.

[Tenant Name]

By:
Its:

EXHIBIT A TO ESTOPPEL CERTIFICATE

LEASE

(See Attached)

Exhibit H-1
Major Tenants

1. Starplex Operating, LP, a Texas limited partnership

2. Schnuck Market, Inc.

3. Marc Glassman, Inc.

4. Gregg Appliances, Inc.

5. Publix Super Markets, Inc.

Exhibit K
Sample Rent Roll

[ATTACHED]

Exhibit L
Form of Property Management Agreement

[ATTACHED]

Schedule 2.1

Allocated Purchase Price

Property	Allocated Purchase Price
Kissimmee Property	$22,000,000
Normal Property	$23,100,000
Aurora Office Property	$1,300,000
Aurora Retail Property	$7,200,000

Schedule 5.2.9

Property Level Deliverables

Osceola Property

1.	Estoppel from Glenborough, LLC, with respect to Declaration of Covenants, Conditions and Restrictions for Osceola Village, dated as of August 24, 2012, by Glenborough, LLC, (as successor by assignment) TNP SRT Osceola Village, LLC, a Delaware limited liability company (“Declarant”) and recorded in Osceola County, Florida as Book 4317, Page 250.

2.	Notification from TNP SRT Osceola Village, LLC, a Delaware limited liability company, to South Florida Water Management District regarding Environmental Resource Permit, Permit No. 49-00920-P, recorded in the Recording Office as CFN 2007030429. (To be provided within 30 days of the Effective Date).

Constitution Trail Property

1.	Estoppel from Taco Bell with respect to the Record Declaration of Easement and Operations Agreement, dated as of August 31, 2007, by Constitution Trail, L.L.C., a Nebraska limited liability company (together with its successors and assigns, “Developer”), recorded on September 11, 2007, in the Recording Office of McLean County, Illinois, as File Number 2007-0002512.

2.	Assignment of Sales Tax Receipts Under Development Agreement by and between SRT CONSTITUTION TRAIL, LLC, a Delaware limited liability company (“SRT”), and SGO CONSTITUTION TRAIL, LLC, a Delaware limited liability company (“SGO”) (to be delivered to Buyer within 20 days of closing).

3.	Estoppel from American Inn with respect to the Record Declaration of Easement and Operations Agreement, dated as of August 31, 2007, by Constitution Trail, L.L.C., a Nebraska limited liability company (together with its successors and assigns, “Developer”), recorded on September 11, 2007, in the Recording Office of McLean County, Illinois, as File Number 2007-0002512.

4.	A release (the "Bulk Sales Release") issued by the Illinois Department of Revenue (the "Department") stating that no withholding of the proceeds from the sale is required in connection with the "bulk sales" provisions of the Illinois Income Tax Act (35 ILCS 5/902(d)) and the Retailers Occupation Tax Act (35 ILCS 5j) (to be filed within 10 days of closing).

2

Aurora Property

1.	Estoppel from TNP SRT Aurora Commons, LLC, a Delaware limited liability company (“TNP”), with respect to the Reciprocal Easement Agreement and Declaration of Restrictions, dated March 20, 2012, executed by TNP, and Aurora Commons Phase Two, LLC, an Ohio limited liability company (“ACPT”), and recorded in the real estate records of Portage County, Ohio, on March 23, 2012, as instrument or document number 201205052, as amended by the First Amendment to Reciprocal Easement Agreement and Declaration of Restrictions, dated March 30, 2012, executed by TNP and ACPT, and recorded in the real estate records of Portage County, Ohio, on April 6, 2012, as instrument or document number 201205965 (as amended, the “REA”).

2.	Assignment of Obligations Under Reciprocal Easement Agreement and Declaration of Restrictions, dated as of March 11, 2015, by and between TNP SRT Aurora Commons, LLC, a Delaware limited liability company, and SGO Aurora Commons, LLC, a Delaware limited liability company.

3.	Notice of Transfer from Aurora Seller to ACPT of the transfer of the Aurora Property, identifying the lots transferred and the name and address of SGO Aurora Commons, LLC, a Delaware limited liability company (to be delivered within 30 days of closing).

SCHEDULE 6.1.5

Right to Purchase or Right of First Refusal

1.          Lease Agreement, dated as of May 17, 2007, by and between MPG Osceola Ltd., a Florida limited partnership, as Landlord, and Publix Super Markets, Inc., a Florida corporation, as tenant, as amended by First Amendment to Memorandum of Lease, dated as of August 3, 2007, and Second Amendment to Memorandum of Lease, dated as of August 15, 2008.

SCHEDULE 6.1.23 - ZONING

1.          Aurora Retail Property and Aurora Office Property: C-3 (Planned Commercial Shopping)

2.          Normal Property: B-1 (General Business District)

3.          Kissimmee Property: MU-PUC (Mixed-Use Planned Unit Development)